UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

Volt Information Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VOLT®

EXPERT MOMENTUM

2020 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

50 Charles Lindbergh Boulevard, Suite 206 Uniondale, New York 11553 (516) 228-6700

Linda Perneau President, Chief Executive Officer and Director	February 24, 2020

Dear valued shareholder,

As I reflect on 2019, I am proud of the transformative progress our team has made during my first full fiscal year as CEO. We attracted top industry veterans to leadership roles across the organization and began the process of shifting to a performance-based culture. We exited or de-emphasized less profitable business, while placing a greater focus on growing business in areas with attractive margin profiles. In addition, we made significant progress in implementing new initiatives to reposition our core staffing business for profitable growth.

Importantly, in fiscal 2019, we continued to add new logos to our book of business and expanded certain existing customer engagements. Further, we structured a new sales engine to sharpen our focus on stable growth and expansion. The company accelerated our resolute focus on achieving substantial cost savings across our organization and reallocated resources in ways to add greater functionality to our systems and drive enhanced efficiency in our operations.

Volt now has a talented senior management team with deep industry experience and dedicated employees who continue to enthusiastically implement the changes we have instituted. Volt’s collaborative spirit was instrumental to our achievements this past year and, together, we remain motivated by our purpose—to partner with our clients to provide innovative workforce solutions.

As has been the case throughout Volt’s history, our commitment and quality of service to our customers endures, and we believe this dedication, together with improved financial performance, will benefit all of our stakeholders.

The Board of Directors joins me in extending to you a warm invitation to attend our Annual Meeting of
Shareholders. Your vote is very important to us, so we encourage you to promptly vote your shares by submitting your proxy. On behalf of the entire executive team, we look forward to further progress on our transformation journey in 2020 and sharing with you news of continued
improvements in all areas of our business. We sincerely thank you for your investment in Volt.

Linda Perneau

President, Chief Executive Officer and Director

50 Charles Lindbergh Boulevard, Suite 206 Uniondale, New York 11553 (516) 228-6700

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 21, 2020

The Annual Meeting of Shareholders of Volt Information Sciences, Inc. (the “Company”) will be held on April 21, 2020, at the offices of the Company, located at 2401 N. Glassell Street, Orange, California 92865, at 10:30 a.m. (PDT). At the meeting, shareholders will be asked to:

◾	elect six directors;

◾	ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020;

◾	approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in these proxy materials; and

◾	consider any other matters that may properly be brought before the meeting.

You may vote at the meeting if you were a shareholder of the Company at the close of business on February 26, 2020, the record date for the meeting.

By Order of the Board of Directors,

Linda Perneau

President, Chief Executive Officer and Director

February 24, 2020

You may vote your shares electronically via the Internet, by telephone, by mail, or in person during the annual meeting. Please carefully review the proxy materials and follow the instructions on the proxy card to vote. You may access www.proxyvote.com for voting instructions as well as to view the Proxy Statement and Annual Report online.

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GENERAL INFORMATION

Volt Information Sciences, Inc.

Proxy Statement

2020 Annual Meeting of Shareholders

GENERAL INFORMATION

Why did I receive this Proxy Statement?

The Board of Directors (the “Board”) of Volt Information Sciences, Inc. (the “Company”, “we” or “us”) is soliciting proxies for the 2020 Annual Meeting of Shareholders (the “Meeting”) to be held on April 21, 2020, at the offices of the Company, located at 2401 N. Glassell Street, Orange, California 92865, at 10:30 a.m. (PDT) and at any adjournment of the Meeting. When the Company asks for your proxy, we must provide you with a proxy statement (this “Proxy Statement”) that contains certain information specified by law. This Proxy Statement summarizes the information you need in order to vote at the Meeting.

As permitted by the Securities and Exchange Commission, we are furnishing to stockholders our Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report primarily over the Internet. On or about March 12, 2020, we will mail to each of our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the Internet, and how to access the Proxy Card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials will also contain instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one.

What will I vote on?

The following items:

◾	election of six directors;

◾	ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020;

◾	approval of, on a non-binding, advisory basis, the Company’s executive compensation as disclosed in these proxy materials; and

◾	any other matters that may properly be brought before the Meeting.

Will there be any other items of business on the agenda?

We do not expect any other items of business at the Meeting. Nonetheless, if there is an unforeseen need, your proxy will give discretionary authority to Linda Perneau, President and Chief Executive Officer, and Herbert M. Mueller, Senior Vice President and Chief Financial Officer, to vote on any other matters that may be properly brought before the Meeting. These persons will use their best judgment in voting your proxy.

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GENERAL INFORMATION

Who is entitled to vote?

Shareholders as of the close of business on the record date, which is February 26, 2020, may vote at the Meeting.

How many votes do I have?

You have one vote at the Meeting for each share of common stock you hold on the record date.

What constitutes a quorum for the Meeting?

A quorum is necessary to conduct business at the Meeting. A quorum requires the presence at the Meeting of 35% of the outstanding shares entitled to vote, in person or represented by proxy. You are part of the quorum if you have voted by proxy. As of February 17, 2020, 21,408,659 shares of Company common stock were issued and outstanding.

How can I access the proxy materials over the Internet?

Your Notice of Internet Availability, proxy card or voting instruction card will contain instructions on how to:

1.	view our proxy materials for the Meeting on the Internet; and

2.	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available at www.proxyvote.com and will remain available during the voting period starting on March 12, 2020.

How do I vote?

You can vote either in person at the Meeting or by proxy without attending the Meeting. We urge you to vote by proxy even if you plan to attend the Meeting so we will know as soon as possible that enough votes will be present for us to hold the Meeting. If you attend the Meeting in person, you may vote at the Meeting and your earlier proxy will not be counted.

May I vote by telephone or via the Internet?

Yes. Instead of submitting your vote by mail using the proxy card, you may be able to vote on the Internet or by telephone. Please note that there are separate Internet and telephone voting arrangements depending on whether you hold your shares:

◾

as the registered shareholder, also known as the “shareholder” or “holder” of record (that is, if you own shares directly in your own name and they are either kept at our transfer agent or are in your possession); or

◾	as the “beneficial owner”, also known as holding the shares in “street name” (that is, if your shares are held for you by your bank, broker or other holder of record).

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GENERAL INFORMATION

If you are a registered shareholder, you may vote by telephone or via the Internet by following the instructions on your proxy card.

If you are a beneficial owner, please refer to the information forwarded by your bank, broker or other holder of record to see which options are available to you. Most brokers and banks offer voting by telephone and via the Internet as well as by mail.

If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

What should I do if I want to attend the Meeting?

All shareholders of the Company may attend the Meeting. Please bring your admission ticket or proof of ownership of the Company’s stock to enter the Meeting. When you arrive at the Meeting, you may be asked to present photo identification, such as a driver’s license, to be admitted.

◾

If you are a registered shareholder, you will find an admission ticket attached as part of the proxy card sent to you. If you plan to attend the Meeting, please bring this portion of the proxy card with you to the Meeting. If you opted to receive your proxy materials electronically, please print out the admission ticket you will find online and bring it with you.

◾

If your shares are held in the name of your bank, broker or other holder of record, please bring proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from your bank or broker are examples of proof of ownership.

For safety and security reasons, no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

How do I vote my shares in the Volt Information Sciences, Inc. Savings Plan?

If you received this Proxy Statement because you are or were an employee of the Company who participates in this plan and you have shares of common stock of the Company allocated to your account under this plan, you may vote your shares held in this plan as of February 26, 2020, by mail, by telephone or via the Internet. Instructions are provided on the proxy card. The tabulator must receive your instructions by 4:00 p.m. (EDT) on April 16, 2020 in order to communicate your instructions to the plan’s trustee, who will vote your shares. Any plan shares for which we do not receive instructions from the employee will be voted by the trustee in the same proportion as the shares for which we have received instructions.

Can I revoke or change my vote?

Yes. If you are a shareholder of record, you have the right to revoke your proxy at any time before the Meeting by sending a signed notice to the Company’s Secretary, Volt Information Sciences, Inc., 2401 N. Glassell Street, Orange, California 92865. If you want to change your vote at any time before the Meeting, you must deliver a later-dated proxy by telephone, via the Internet or in writing. You may also change your proxy by voting in person at the Meeting.

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GENERAL INFORMATION

If you are a beneficial owner, please refer to the information forwarded by your broker, bank or other holder of record for procedures on revoking or changing your proxy.

What are the costs of soliciting these proxies and who will pay them?

The Company will pay all costs of soliciting these proxies. In addition, some of our officers or directors may solicit proxies by telephone or in person. We will reimburse banks and brokers for the expenses they incur in forwarding the proxy materials to you. Broadridge Financial Solutions, Inc. (“Broadridge”) and D.F. King will assist us with the solicitation and tabulation of proxies for estimated fees of $9,000 and $7,500, respectively, plus reasonable out-of-pocket costs and expenses. Our agreements with Broadridge and D.F. King with respect to these matters contain customary indemnification provisions.

How many votes are required for the approval of each item?

◾	Item 1-A plurality of votes cast at the Meeting in person or by proxy is required for the election of each nominee to serve as a director.

◾

Item 2-The affirmative vote of a majority of votes cast at the Meeting in person or by proxy is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

◾

Item 3-The affirmative vote of a majority of votes cast at the Meeting in person or by proxy is required to approve, on a non-binding, advisory basis, the Company’s executive compensation as disclosed in these proxy materials. This vote is advisory and not binding on the Company, the Board or the Human Resources and Compensation Committee of the Board (“Compensation Committee”) in any way. To the extent there is any significant vote against the executive compensation as disclosed in this Proxy Statement, the Board and the Compensation Committee will evaluate what actions, if any, may be appropriate to address shareholder concerns.

Are abstentions and broker non-votes part of the quorum?

Yes. Abstentions and broker non-votes count as “shares present” at the Meeting for purposes of determining whether a quorum has been established; however, the shares are not treated as votes cast and, therefore, will have no effect on the election of directors, the ratification of the appointment of Ernst & Young LLP, or the non-binding advisory vote on the compensation of the named executives as disclosed in this Proxy Statement.

What are broker non-votes?

If your shares are held by a broker, the broker may require your instructions in order to vote your shares. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. If the proposal is considered “routine”, the broker may vote your shares in its discretion. For other proposals, the broker may not vote your shares without your instructions. When that happens, it is called a “broker non-vote.”

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GENERAL INFORMATION

Item 2 in this Proxy Statement (ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020) will be considered routine and the broker may vote your shares for this Item in its discretion. The broker is not entitled to vote your shares on the other Items unless the broker has received instructions from you with respect to such Items.

Who will count the vote?

Votes at the Meeting will be counted by the inspector of election appointed by the Board.

What if I do not vote for some or all of the matters listed on my proxy card?

If you are a registered shareholder and you return a signed proxy card without indicating your vote for certain or all of the matters, your shares will be voted as follows for any matter you did not vote on:

◾	for the nominees to the Board listed on the proxy card;

◾	for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020; and

◾	for the approval of, on a non-binding, advisory basis, the Company’s executive compensation as disclosed in these proxy materials.

How do I submit a shareholder proposal for the 2021 annual meeting?

There are two principal means for submitting shareholder proposals. If a shareholder wishes to have a proposal considered for inclusion in next year’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, the proposal must comply with the requirements of Rule 14a-8 and be received by us at our principal executive offices by no later than 120 calendar days before the one-year anniversary of the date on which the Company is releasing this Proxy Statement to shareholders in connection with this year’s Meeting.

If a shareholder wishes to submit a proposal that is not intended to be included in our Proxy Statement, or to nominate a candidate for director, he or she must give the Company written notice no earlier than 150 days and no later than 120 days prior to the one-year anniversary of the date of the notice of this year’s Meeting and must otherwise comply with the requirements set forth in our Amended and Restated By-Laws (the “By-Laws”); provided, however, that if the 2021 annual meeting date is advanced by more than 30 days before or delayed by more than 30 days after the one-year anniversary date of this year’s Meeting, and less than 130 days’ informal notice to shareholders or other prior public disclosure of the date of the 2021 annual meeting is given or made, then shareholders must provide notice to the Company within the time periods specified in the By-Laws. Copies of the By-Laws are available to shareholders free of charge on request to the Company’s Secretary, Volt Information Sciences, Inc., 2401 N. Glassell Street, Orange, California 92865.

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GENERAL INFORMATION

Where can I find the voting results?

We will publish voting results in a Form 8-K which we will file with the SEC shortly after the vote is certified. To view this Form 8-K online, visit the Company’s Investor Relations website at https://investor.volt.com.

Can shareholders and other interested parties communicate directly with our Board? If so, how?

Yes. You may communicate directly with one or more members of the Board by writing to the Company’s Secretary, Volt Information Sciences, Inc., 2401 N. Glassell Street, Orange, California 92865. The Company’s Secretary will then forward all questions or comments directly to our Board or a specific director, as the case may be.

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ITEM 1. ELECTION OF DIRECTORS

ITEM 1. ELECTION OF DIRECTORS

At this year’s Meeting, the Board proposes that the following nominees be elected until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the six nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

The Board recommends that you vote FOR each of the following nominees:

◾	Celia R. Brown

◾	Nick S. Cyprus

◾	Bruce G. Goodman

◾	William J. Grubbs

◾	Linda Perneau

◾	Arnold Ursaner

Please see “Directors, Executive Officers and Corporate Governance—Executive Officers and Executive Directors” for information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried out and such nominee’s business experience during the past five years. Such information has been furnished to the Company by the director nominees.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth information, as of February 17, 2020 (except as described in the footnotes to the following table), with respect to the beneficial ownership of our common stock, our only class of voting or equity securities, by (a) each person who is known to us to own beneficially more than five percent of the outstanding shares of our common stock, (b) each of the 2019 named executive officers (the “2019 Named Executive Officers” or the “Named Executive Officers”), (c) each of our directors and director nominees and (d) all current executive officers and directors as a group. Unless otherwise indicated, the address for each individual listed below is c/o Volt Information Sciences, Inc., 50 Charles Lindbergh Boulevard, Suite 206, Uniondale, New York 11553.

Name of Beneficial Owner	Shares of Common Stock(1)		Shares That May be Acquired Within 60 Days(2)	Percent of Class

Five Percent Shareholders (other than Named Executive Officers and Directors):

Deborah Shaw	2,161,561	(3)	—	9.84%

Fortis Holding LLC	2,102,258	(4)	—	9.57%

Steven Shaw	1,843,996	(5)	—	8.40%

Wax Asset Management, LLC	1,395,290	(6)	—	6.35%

Linda Shaw	1,317,917	(7)	—	6.00%

Michael Shaw	1,302,065	(8)	—	5.93%

Dimensional Fund Advisors, LP	1,137,267	(9)	—	5.18%

Named Executive Officers, Directors and Director Nominees:

Bruce G. Goodman	720,729	(10)	36,675	3.53%

Linda Perneau	78,541		88,788	*

Paul Tomkins	77,677	(11)	160,066	*

Arnold Ursaner	47,659	(12)	—	*

William J. Grubbs	47,295		—	*

Nancy Avedissian	36,715		76,650	*

Nick S. Cyprus	28,958	(12)	36,675	*

Celia R. Brown	10,000		—	*

Lori Schultz	8,468		—	*

Herbert M. Mueller	2,000		—	*

All executive officers, directors and director nominees as a group (10 persons)	984,564		238,788	5.65%
*	Less than 1%.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

(1)	Except as noted, the named beneficial owners have sole voting and investment power with respect to their beneficially owned shares.

(2)

The shares underlying all equity awards that may be exercised within 60 days are deemed to be beneficially owned by the person or persons for whom the calculation is being made and are deemed to have been exercised for the purpose of calculating this percentage, including the shares underlying options where the exercise price is above the current market price.

(3)

Includes (i) 5,749 shares held by the William and Jacqueline Shaw Family Foundation, Inc., a charitable foundation of which Deborah Shaw, Linda Shaw (Deborah Shaw’s sister) and a daughter of Deborah Shaw are directors, as to which shares Deborah Shaw may be deemed to have shared voting and investment power; (ii) 71,220 shares owned by Deborah Shaw as custodian under the California Uniform Transfers to Minors Act for the benefit of her children; (iii) 73,178 shares owned by Deborah Shaw, Bruce G. Goodman (a director of the Company) and Linda Shaw as trustees of a trust for the benefit of the children of Linda Shaw, as to which shares Deborah Shaw may be deemed to have shared voting and investment power; and (iv) 557,054 shares owned by Deborah Shaw and Bruce G. Goodman as trustees of a trust for the benefit of Linda Shaw’s children, as to which shares Deborah Shaw may be deemed to have shared voting and investment power. The inclusion of the shares in clauses (i), (ii), (iii) and (iv) is not an admission of beneficial ownership of those shares by Deborah Shaw. Does not include (a) 23,019 shares owned by Deborah Shaw’s husband; (b) 34,584 shares owned by Deborah Shaw’s husband as custodian for children of Deborah Shaw; and (c) 391,243 shares held by Deborah Shaw’s husband and his sister as trustees for the benefit of Deborah Shaw’s children.

(4)

Based on a Schedule 13G filed with the SEC on February 14, 2020 jointly by Glacier Peak Capital, LLC (“GPC”), Glacier Peak U.S. Value Fund, L.P. (the “Fund”), Fortis Capital Management LLC (“FCM”), Fortis Holdings LLC (“Fortis Holdings”), Mike Boroughs, Paul Misleh, and John Rudolf. GPC as the investment manager of certain managed accounts (the “Managed Accounts”), may be deemed to beneficially own the securities beneficially owned by the Fund. In addition to the securities it beneficially owns directly, FCM, as the investment advisor to the Fund, may also be deemed to beneficially own the securities biennially owned by the Fund. Each of GPC and FCM are directly owned by Fortis Holdings and therefore Fortis Holdings may be deemed to beneficially own the securities beneficially owned by GPC and FCM. Messrs. Boroughs, Misleh and Rudolf, as Managing Partners of both GCC and FCM, may be deemed to share voting and dispositive power over the securities beneficially owned by GPC and FCM.

(5)

Includes (i) 350,352 shares held by Steven Shaw as an individual; (ii) 8,337 shares held through the Company’s 401(k) Savings Plan; (iii) 3,229 shares held in The Jerome and Joyce Shaw Family Administrative Trust; (iv) 1,052,583 shares held in the Rachel Lynn Shaw Trust; (v) 419,495 shares held in the Rachel Lynn Shaw Trust established under The Jerome and Joyce Shaw Family Trust; and (vi) 10,000 shares held in the Joyce Cutler-Shaw Revocable Trust u/d/t 11/15/2006, as amended.

(6)

Based on a Schedule 13G filed with the SEC on February 11, 2020 by Wax Asset Management, LLC. Such shares are owned by investment advisory clients of Wax Asset Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients. Investment advisory contracts also grant Wax Asset Management, LLC voting power over the securities held in client accounts. In all cases, persons other than Wax Asset Management, LLC have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client of Wax Asset Management, LLC holds more than five percent of the class.

(7)

Includes (i) 73,178 shares held by Linda Shaw, Bruce G. Goodman (her husband and a director of the Company) and Deborah Shaw (her sister and a former director of the Company) as trustees of trusts for the benefit of the children of Linda Shaw, as to which shares Linda Shaw has shared voting and investment power; and (ii) 5,749 shares held by the William and Jacqueline Shaw Family Foundation, Inc., a charitable foundation of which Linda Shaw, Deborah Shaw and a daughter of Deborah Shaw are the directors, as to which shares Linda Shaw has shared voting and investment power. The inclusion of the shares in clauses (i) and (ii) is not an admission of beneficial ownership of those shares by Linda Shaw. Does not include (a) 85,497 shares owned by Bruce G. Goodman, individually; (b) 36,675 shares underlying a stock option held by Bruce G. Goodman that were granted to him by the Company as a director of the Company; (c) 5,000 shares held by Bruce G. Goodman as trustee of an irrevocable trust for the benefit of a child of Bruce G. Goodman; and (d) 557,054 shares held by trusts for the benefit of Linda Shaw’s children, of which trusts Deborah Shaw and Bruce G. Goodman are trustees.

(8)

Includes (i) 119,852 shares held by Michael Shaw as an individual together with his spouse; (ii) 1,170,367 shares held in a revocable or living trust in which Michael Shaw and his spouse are the current beneficiaries and trustees; (iii) 8,364 shares held through the Company’s 401(k) Savings Plan; and (iv) 3,229 shares held in The Jerome and Joyce Shaw Family Administrative Trust.

(9)

Based on a Schedule 13G filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as advisers or sub-advisers to certain of the Funds. In their respective roles as investment advisers, sub-advisers and/or managers, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owners of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(10)

Includes (i) 5,000 shares owned by Bruce G. Goodman as trustee of a trust for the benefit of one of his children; (ii) 73,178 shares owned by Bruce G. Goodman, Linda Shaw (his wife), and Deborah Shaw (a former director of the Company) as trustees of trusts for the benefit of the children of Linda Shaw, as to which shares Bruce G. Goodman may be deemed to have shared voting and investment power; and (iii) 557,054 shares owned by Bruce G. Goodman and Deborah Shaw as trustees of a trust for the benefit of Linda Shaw’s children, as to which shares Bruce G. Goodman may be deemed to have shared voting and investment power. The inclusion of the shares in clauses (i), (ii) and (iii) is not an admission of beneficial ownership of those shares by Bruce G. Goodman. Does not include 1,238,990 shares owned by Bruce G. Goodman’s wife individually.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

(11)

Effective August 23, 2019, Mr. Tomkins separated from the Company. The beneficial ownership amount for Mr. Tomkins is shown as of August 23, 2019. The Company is unable to confirm Mr. Tomkins’ current beneficial ownership.

(12)

Each of Messrs. Cyprus and Ursaner have elected to defer the receipt of 29,576 shares pursuant to the Company’s non-qualified deferred compensation and supplemental savings plan, which shares are not reflected in this table.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The names of our current directors and executive officers and their ages, positions, biographies and outside directorships are set forth below. Also included for our directors is information regarding their specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve on our Board. Our executive officers are appointed by, and serve at the discretion of, our Board. The information presented below is current as of February 24, 2020.

Name	Age	Position(s)

Executive Officers and Executive Directors

Linda Perneau	54	President, Chief Executive Officer and Director

Herbert M. Mueller	62	Senior Vice President and Chief Financial Officer

Nancy T. Avedissian	46	Senior Vice President, Chief Legal Officer and Corporate Secretary

Leonard Naujokas	48	Controller and Chief Accounting Officer

Lori Schultz	63	Senior Vice President and Chief Global Solutions Officer

Non-Executive Directors

Nick S. Cyprus	66	Director

Bruce G. Goodman	71	Director

William J. Grubbs	62	Director

Arnold Ursaner	69	Director

Celia R. Brown	65	Director

Executive Officers and Executive Directors

Linda Perneau
Age: 54 Director since: 2018 Committees: ◾ none

Biographical Information

Linda Perneau was appointed Interim President and Chief Executive Officer in June 2018 and has been a director and our President and Chief Executive Officer since November 2018. Ms. Perneau joined the Company in November 2017. Previously, Ms. Perneau held a number of senior-level positions in the General Staffing Division of Randstad US, most recently as its Co-President. She had served as that division’s Chief Operating Officer from July 2015 to January 2017, as a Division President at Randstad from April 2012 to July 2015, and as an Executive Vice President at Randstad from December 2011 to April 2012. Ms. Perneau’s experience in the staffing industry also includes serving as Executive Vice President at SFN Group (Spherion), Senior Vice President (Southeast Division) at Adecco, and Area Manager-West Region for Kelly Services.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Herbert M. Mueller
Age: 62 Director since: 2019 Committees: ◾ none

Biographical Information

Herbert Mueller was appointed Senior Vice President and Chief Financial Officer in August 2019. Immediately prior to joining the Company, Mr. Mueller served as the Chief Financial Officer and Executive Vice President of Resources Global Professionals (“RGP”), the operating subsidiary of Resources Connection, Inc., a global provider of consulting services. From November 2013 to August 2016, Mr. Mueller served as Managing Director of a regional division of RGP, where he focused on expanding consulting opportunities. Prior to that, Mr. Mueller served as Director of Client Services of RGP from January 2012 to November 2013. Mr. Mueller has significant experience in the areas of finance, accounting, business operations, and risk and compliance management.

Nancy T. Avedissian
Age: 46 Director since: 2019 Committees: ◾ none

Biographical Information

Nancy T. Avedissian has been our Senior Vice President, Chief Legal Officer and Corporate Secretary since November 2019 and our Senior Vice President, General Counsel and Corporate Secretary. From October 2016 until that time, Ms. Avedissian served as our Senior Vice President, General Counsel and Corporate Secretary. From April 2009 through immediately prior to beginning her service with the Company, Ms. Avedissian was the General Counsel of Worldwide Clinical Trials, a global provider of full-service drug development services to the pharmaceutical and biotechnology industries. She also served as the Vice President of Legal Affairs of that company beginning in 2012. Prior to April 2009, Ms. Avedissian was a corporate attorney with the law firm Milbank LLP, where she worked since 1999. Ms. Avedissian has over 20 years of experience in corporate legal practice. Ms. Avedissian holds undergraduate degrees from the University of California, Irvine and earned a juris doctorate degree from Loyola Law School, Los Angeles.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Leonard Naujokas
Age: 48 Director since: 2017 Committees: ◾ none

Biographical Information

Leonard Naujokas has served as our Controller and Chief Accounting Officer since June 2017. Mr. Naujokas served as the Company’s interim Controller and Chief Accounting Officer from January 2017 to June 2017 and served from August 2012 to January 2017 as the Company’s Vice President and Assistant Corporate Controller. He has 18 years of experience leading accounting functions. Before joining the Company, Mr. Naujokas served as Senior Director of SEC Reporting/Technical Accounting for Monster Worldwide, LLC from January 2011 to August 2012. From November 2003 through December 2010, Mr. Naujokas worked at Motorola, Inc., during which time it acquired Symbol Technologies, Inc. At Motorola, his responsibilities increased over the course of his tenure, culminating in his service as its Director of Accounting, Controller Enterprise Solutions Business. Mr. Naujokas is an active Certified Public Accountant and is a member of the American Institute of CPAs. He holds a Bachelor of Science degree in Accounting from St. John’s University.

Lori Schultz
Age: 63 Director since: 2019 Committees: ◾ none

Biographical Information

Lori Schultz was appointed Senior Vice President and Chief Global Solutions Officer in June 2019. Ms. Schultz joined the Company in August 2018 as Chief Operating Officer for Volt Consulting Group, Design Technical Services and the Company’s IT and engineering staffing business. Previously, Ms. Schultz served as Senior Vice President, Global Program Management at Pontoon from April 2016 to August 2018, where she was responsible for Global Management Services, RPO and Statement of Work Solutions. Prior to that, Ms. Schultz served as a consultant from December 2014 to April 2016 and Global President of Yoh Services, where she worked from July 2009 to November 2014.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Non-Executive Directors

Nick S. Cyprus
Age: 66 Director since: 2015 Committees: ◾ Audit (Chair) ◾ Nominating/Corporate Governance ◾ Human Resources/ Compensation

Biographical Information

Nick S. Cyprus has been a director since May 2015. Mr. Cyprus also serves on the Board of Maxar Technologies as Audit Committee Chair and as a member of its Risk Committee. He previously served as a member of its Governance & Nominating Committee. From 2009 until October 2017, when Maxar Technologies acquired DigitalGlobe, Inc., Mr. Cyprus served as Audit Committee Chair at DigitalGlobe. Mr. Cyprus has also served as the Audit Committee Chair of Trusted Media Brands since June 2012. He also provides advisory services for several smaller clients. From December 2006 to March 2013, Mr. Cyprus was employed by General Motors Company (“GM”), most recently as Vice President, Controller and Chief Accounting Officer. GM filed a petition under Chapter 11 of the Bankruptcy Code in June 2009. Mr. Cyprus continued to serve at GM during the pendency of, and its emergence from, its bankruptcy. Mr. Cyprus was a member of the team involved in the initial public offering of GM stock in November 2010. Prior to joining GM in 2006, Mr. Cyprus was Senior Vice President, Controller and Chief Accounting Officer for The Interpublic Group of Companies, Inc. (“Interpublic”), one of the world’s largest advertising and marketing services companies. Before Interpublic, Mr. Cyprus held positions of increasing responsibility at AT&T for more than 22 years, serving in his most recent role as Vice President, Controller and Chief Accounting Officer from 1999 to 2004. Mr. Cyprus earned his bachelor’s degree in accounting from Fairleigh Dickinson University and an MBA from New York University, Stern School of Business. He is an active Certified Public Accountant in the State of New Jersey. Mr. Cyprus brings to our Board valuable managerial, financial, and accounting experience serving companies with global operations.

Bruce G. Goodman
Age: 71 Director since: 2000 Committees: ◾ Nominating/Corporate Governance (Chair) ◾ Audit

Biographical Information

Bruce G. Goodman has been a director since May 2000. He has been General Counsel of Shepherd Kaplan LLC (an investment advisor registered with the SEC) since April 2008. Effective November 1, 2017, he also became Co-General Counsel of Shepherd Kaplan Krochuk, LLC (also an investment advisor registered with the SEC), when that firm acquired Shepherd Kaplan LLC. From April 1995 to April 2008, he was a partner of the law firm of Hinckley, Allen & Snyder LLP. In addition to his perspective as a non-management director, Mr. Goodman provides to the Board experience as a business lawyer with substantial experience and insight into the investment markets obtained as general counsel to an investment advisory firm.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

William J. Grubbs
Age: 62 Director since: 2017 Committees: ◾ Nominating/Corporate Governance ◾ Human Resources/ Compensation

Biographical Information

William J. Grubbs has been a director since February 2017, when he was appointed as an interim director. Mr. Grubbs was subsequently elected as a director in June 2017. Effective immediately following the 2019 annual meeting, Mr. Grubbs commenced his service as the independent, non-executive Chairman of the Board, which role he continues to occupy. Mr. Grubbs became President, Chief Operating Officer and a director of Cross Country Healthcare, a NASDAQ-listed company that specializes in healthcare workforce solutions, in April 2013. He was appointed Chief Executive Officer of Cross Country Healthcare in July 2013 and served in that capacity until his retirement on January 16, 2019. Beginning in October 2012 and continuing until March 2013, Mr. Grubbs was Executive Vice President and Chief Operating Officer of Trueblue, Inc. From October 2011 until October 2012, Mr. Grubbs worked as a freelance consultant. From November 2005 through October 2011, Mr. Grubbs held various senior executive positions with SFN Group, Inc., including Executive Vice President and, commencing in January 2007, Chief Operating Officer. Mr. Grubbs holds a B.S. degree in Computer Science from the University of New Hampshire.

Arnold Ursaner
Age: 69 Director since: 2017 Committees: ◾ Audit

Biographical Information

Arnold Ursaner has been a director since June 2017. From April 2015 until the present, Mr. Ursaner has managed the Ursaner Family Office, a private investment firm. Mr. Ursaner served as the founder and president of CJS Securities, Inc. from September 1997 through April 2015. In this capacity, he oversaw the strategy and growth of the company, which specialized in providing in-depth, fundamental research on small-capitalization and mid-capitalization companies viewed by CJS as underfollowed or misunderstood. Since 2010, Mr. Ursaner has served as a board member of Friends of Karen, a nonprofit organization. Previously, Mr. Ursaner served as the head of the Finance Committee of Friends of Karen from 2014 to 2017, and he served as Vice President of the organization in 2015. Mr. Ursaner earned a B.S. degree in Economics from the State University of New York at Stony Brook. He was awarded the Best on the Street Award for General Industrial Services in 2003, Best on the Street Award for Business Services in 2006 and The Wall Street Journal StarMine award as the #1 Rated Analyst in Business and Industrial Services.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Celia R. Brown
Age: 65 Director since: 2019 Committees: ◾ Human Resources/ Compensation (Chair) ◾ Nominating/Corporate Governance

Biographical Information

Celia R. Brown has been a director since May 2019. From June 2016 until the present, Ms. Brown was a director of 1-800-Flowers.com, Inc., serving as a member of its Compensation and Nominating and Governance Committees. She has also been a management consultant since 2016. From January 2016 through June 2016, Ms. Brown served as an Integration Advisor at Willis Towers Watson and, from 2010 through January 2016, Ms. Brown served as the Executive Vice President and Group HR Director of Willis Group Holdings, a publicly-traded broking, solutions and advisory firm that merged with Willis Towers Watson. In her capacity as Executive Vice President and Group HR Director, she advised the CEO, compensation committee and board of directors on talent strategy, succession planning, reward strategy, culture, climate, and diversity. Ms. Brown earned a B.A. degree from Emory University and earned a Juris Doctorate degree from the University of North Carolina School of Law.

Corporate Governance

The Company’s business and affairs are managed by and under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the Company’s Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular and special meetings of the Board and its committees. Our Board has standing Audit, Nominating/Corporate Governance, and Compensation Committees. The Company’s policies and procedures with respect to the Board, as well as information regarding the roles and responsibilities of Board committee chairs and their committees, which are comprised solely of independent directors, are set forth in the committee charters and in our Corporate Governance Guidelines, copies of which are available in the Corporate Governance section of the Company’s website, at www.volt.com.

The Board held nine meetings during fiscal year 2019. Our Chairman of the Board attended our 2019 annual meeting held on May 1, 2019, together with Ms. Perneau and Ms. Avedissian.

Audit Committee

The Audit Committee provides assistance to the Company’s directors in fulfilling the Board’s oversight responsibility as to the Company’s accounting, audit and financial reporting practices and as to the quality and integrity of the publicly distributed financial reports of the Company. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to issue audit reports on our financial statements and internal control over financial reporting. The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. All services provided by our independent registered public accounting firm require the prior approval of the Audit Committee, with limited exceptions as permitted by the SEC’s Rule 2-01 of Regulation S-X. Among the factors considered by the Audit Committee in evaluating the performance of the independent registered public accounting firm are service quality,

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

responsiveness, quality of audit team personnel and the lead audit partner, management of the overall annual audit process, and understanding of the Company’s industry, business and internal control environment.

Among its functions, the Audit Committee reviews:

◾

the audit plans and findings of our independent registered public accounting firm and our internal audit activities, as well as the results of regulatory examinations, and tracks management’s corrective action plans when such plans are necessary;

◾	our consolidated financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm; and

◾	our financial risk and internal control procedures, and significant tax and legal matters.

Each member of the Audit Committee, which is currently comprised of Nick S. Cyprus (Chair), Bruce G. Goodman and Arnold Ursaner, is financially literate and meets the current independence requirements for Audit Committee membership under both the rules of the SEC and the NYSE American Exchange (“NYSE American”). The Board has determined that Nick S. Cyprus is an “audit committee financial expert” within the meaning of the applicable SEC rules and that he possesses accounting and related financial management expertise within the meaning of the rules of the NYSE American.

The Audit Committee operates under a written charter, adopted by our Board, the adequacy of which is reviewed at least annually. The Audit Committee held four meetings during fiscal year 2019.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee currently consists of Bruce G. Goodman (Chair), Nick S. Cyprus, William J. Grubbs, and Celia R. Brown. The Nominating/Corporate Governance Committee is comprised entirely of directors determined by the Board to be “independent” for purposes of the applicable NYSE American rules.

The Nominating/Corporate Governance Committee operates under a written charter adopted by our Board. The responsibilities of the Nominating/Corporate Governance Committee include: identifying, evaluating and recommending to the Board prospective nominees for director; reviewing the Company’s corporate governance policies and making recommendations to the Board from time to time regarding matters of corporate governance; and reviewing the performance of the Board and its members. The Nominating/Corporate Governance Committee has not established a formal process to identify and evaluate prospective nominees for director. However, in considering individuals for nomination to stand for election, the Nominating/Corporate Governance Committee will consider: (1) the current composition of directors and how they function as a group; (2) skills, expertise or background, and the substantive relative strengths and weaknesses of current directors; (3) the value of contributions made by individual directors; (4) the need for a person with specific skills, expertise or background to be added to the Board; (5) any anticipated vacancies due to retirement or other reasons; and (6) other factors that may enter into the nomination decision.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Nominating/Corporate Governance Committee endeavors to select nominees that contribute requisite skills and professional experience in order to advance the performance of the Board and establish a well-rounded Board with diverse views that reflect the interests of our shareholders. The Nominating/Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for directors; however, there is no formal policy in this regard. The Nominating/Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, in addition to traditional concepts of diversity. Two of six current directors are female. The Nominating/Corporate Governance Committee held three meetings during fiscal year 2019. In addition, the Nominating/Corporate Governance Committee led discussions with respect to board composition and director nominations at the Board level.

Human Resources/Compensation Committee

The Human Resources/Compensation Committee currently consists of Celia R. Brown (Chair), Nick S. Cyprus and William J. Grubbs. The Compensation Committee is comprised entirely of directors determined by the Board to be “independent” for purposes of the applicable NYSE American rules. The Compensation Committee operates under a written charter adopted by our Board. Under its charter, the Compensation Committee may delegate certain of its authority to a subcommittee, and, pursuant to its charter, has delegated the authority to review and make certain decisions with respect to the compensation of employees of the Company who are not senior officers to the Chief Executive Officer (“CEO”). The Compensation Committee is responsible for establishing, implementing and monitoring the Company’s executive compensation policies and programs. The Company’s executive compensation program is designed to meet three principal objectives:

◾	attract, motivate and retain the talented executives who are a critical component of the Company’s long-term success by providing each of them with a competitive total compensation package;

◾	ensure that executive compensation is aligned with both the short- and long-term interests of shareholders; and

◾	motivate and reward high levels of team and individual performance.

From the beginning of fiscal year 2019 until August of 2019, the Compensation Committee made use of the services of ClearBridge Compensation Group, LLC, as its independent compensation consultant and as advisor to the Compensation Committee. In August of 2019, the Compensation Committee retained the services of Pearl Meyer as its new independent compensation consultant. The Compensation Committee provides direction to its compensation consultant with respect to such committee’s role in reviewing management recommendations, attending committee meetings, and with respect to other matters related to the scope of the compensation consultant’s engagement. The Compensation Committee held seven meetings during fiscal year 2019.

Additional information regarding the Compensation Committee and our policies and procedures regarding executive compensation, including the role of compensation advisors and executive officers in recommending executive compensation, is provided in the “Executive Compensation—Discussion of Fiscal Year 2019 Executive Compensation Program” section of this Proxy Statement.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board Leadership Structure

We have historically considered whether to combine or separate the roles of Chief Executive Officer and Chairman in light of what was in the best interests of the Company’s shareholders at the time. In 2019, William J. Grubbs served as our independent, non-executive Chairman. We believe this structure continues to be appropriate, as it allows Ms. Perneau, as President and Chief Executive Officer, to focus on leading the Company’s business at a time when we are actively seeking to advance the Company’s financial position.

Our Chairman chairs meetings of our independent directors. Our independent directors confer regularly without management and are active in the oversight of our Company. Our Board and each board committee have access to members of our management team and the authority to retain independent legal, accounting or other advisors as they deem necessary or appropriate. During fiscal year 2019, our CEO, Ms. Perneau, did not serve on any Board committee, nor does Ms. Perneau currently serve on any Board committee.

Our Chairman fulfilled the role of chairing meetings during fiscal year 2019. In such role, the Chairman:

◾	chairs meetings and executive sessions at which only the independent directors are present; and

◾	recommends to the Chief Executive Officer the retention of outside advisors and consultants who report directly to the Board.

We believe that our Board leadership structure provides an appropriate balance between strong and strategic leadership and independent oversight of our Company, and that our Board leadership structure continues to serve the best interests of our Company and shareholders.

Risk Oversight

The Audit Committee is responsible for consideration of major and emerging risk exposures to the Company including financial, operational, technology, privacy, data and physical security, legal and regulatory risks, as well as management’s actions to address/monitor and mitigate/control those risks. The day-to-day responsibility for our risk management process rests with our Chief Executive Officer, Senior Vice President and Chief Financial Officer, and our Vice President of Risk Management. Our Senior Vice President and Chief Financial Officer and our Vice President of Risk Management provide periodic updates to the Audit Committee and, where necessary, to the full Board. Our Chief Legal Officer provides periodic updates to the Audit Committee regarding material legal claims against the Company.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics. Directors, officers and all employees of the Company must act in accordance with these policies. The Code of Business Conduct and Ethics requires, among other things, all employees to engage in honest and ethical conduct in performing their duties, provides guidelines for the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and provides mechanisms to report unethical conduct.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Please see the section entitled “Availability of Corporate Governance Documents” below for information on how to view or obtain a copy of our Code of Business Conduct and Ethics.

Corporate Governance Guidelines

As a part of our Board’s commitment to sound corporate governance, our Board has adopted a set of “Corporate Governance Guidelines”, which guides the operation of the Board and its committees. The Nominating/Corporate Governance Committee reviews our Corporate Governance Guidelines annually and recommends any changes to our Board for its consideration and approval.

Our Corporate Governance Guidelines cover, among other topics:

◾	board structure and composition;

◾	director independence;

◾	board member nomination and eligibility requirements;

◾	board leadership and executive sessions;

◾	committees of the board;

◾	director responsibilities;

◾	board and committee resources, including access to officers, employees and independent advisors;

◾	director compensation;

◾	director orientation and ongoing education;

◾	succession planning; and

◾	board and committee self-evaluations.

Please see the section entitled “Availability of Corporate Governance Documents” below for information on how to view or obtain a copy of our Corporate Governance Guidelines.

Availability of Corporate Governance Documents

To learn more about the Company’s corporate governance and to view our Corporate Governance Guidelines, Code of Business Conduct and Ethics, other significant corporate policies and all charters of committees of the Board, please visit the Corporate Governance section of the Company’s website, www.volt.com. Copies of these documents are also available without charge upon request to Volt Information Sciences, Inc., 50 Charles Lindbergh Boulevard, Suite 206, Uniondale, New York 11553, Attention: Investor Relations. The telephone number for this office is (516) 228-6700.

Procedures for Recommending Directors

There have been no material changes to the procedures by which our shareholders may recommend nominees to our Board from those procedures set forth in our By-Laws. According to

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

our By-Laws, in order to do so, a shareholder must give us written notice not less than 120 days nor more than 150 days prior to the one-year anniversary of the date of the notice of the annual meeting of shareholders that was held in the immediately preceding year and must otherwise comply with the requirements set forth in our By-Laws; provided, however, that if the 2021 annual meeting date is advanced by more than 30 days before or delayed by more than 30 days after the one-year anniversary date of this year’s Meeting and less than 130 days’ informal notice to shareholders or other prior public disclosure of the date of the 2021 annual meeting is given or made, then shareholders must provide notice to the Company within the time periods specified in the By-Laws.

Shareholders may submit names of qualified director candidates, together with detailed information on the proposed candidates’ backgrounds, to Volt Information Sciences, Inc., 2401 N. Glassell Street, Orange, California 92865, Attention: Secretary-Director Candidates, for referral to the Nominating/Corporate Governance Committee for consideration.

Family Relationships

Bruce G. Goodman, a 3.53% shareholder and director of the Company, is the husband of Linda Shaw (a 6.00% shareholder). Linda Shaw is (i) the daughter of William Shaw, who co-founded the Company in 1950 and served as its President and Chief Executive Officer until his death in March 2006, (ii) the niece of Jerome Shaw, who co-founded the Company in 1950 and served as an officer of the Company until February 27, 2017, and (iii) sister of Deborah Shaw, a 9.84% shareholder and former Director of the Company. There are no other family relationships among the executive officers or directors of the Company. Mr. Goodman is the sole director who owns more than five percent (5%) of the Company’s securities and, as such, brings a shareholder perspective to the Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such persons are required by the SEC to furnish the Company with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from certain reporting persons, all required Section 16(a) filings applicable to its directors, executive officers and greater-than-ten-percent beneficial owners were properly filed during fiscal year 2019, except that one Form 4 for Mr. Tomkins reporting the settlement of restricted stock units was reported late.

Indemnification; Insurance

New York law permits a corporation to purchase insurance covering a corporation’s obligation to indemnify directors and officers and also covering directors and officers individually, subject to certain limitations, in instances in which they may not otherwise be indemnified by the corporation. The Company maintains insurance policies with various insurance companies covering

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

reimbursement to the Company for any obligation it incurs as a result of indemnification of officers and directors and also covering indemnification for officers and directors individually in certain cases where additional exposure might exist.

Committee Interlocks and Insider Participation in Compensation Decisions

During fiscal year 2019, all members of the Compensation Committee were independent directors. During fiscal year 2019, none of our executive officers served on the compensation committee (or its equivalent) or the board of directors of any entity whose executive officers also served on our Compensation Committee. No member of our Compensation Committee was an officer of the Company during fiscal year 2019.

Equity Compensation Plan Information

The following table sets forth information as of November 3, 2019 regarding shares of the common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company’s equity compensation plans, as well as the number of shares available for issuance under such plans. No equity compensation plans have been adopted without the approval of the Company’s shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders

1995 Non-Qualified Stock Option Plan	—	—	—

2006 Incentive Stock Plan	207,315	8.97	—

2015 Equity Incentive Plan(1)	419,236	4.87	—

2019 Equity Incentive Plan(2)	1,021,000	—	1,029,283

Equity compensation plans not approved by security holders	—	—	—

(1)	Includes 23,068 restricted stock units.

(2)	Includes only restricted stock units and performance stock units.

(3)	Based only on stock options, because restricted stock units do not include an exercise price.

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AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm matters to be discussed as required by the Public Company Accounting Oversight Board (“PCAOB”), rules of the Securities and Exchange Commission (“SEC”), and other applicable regulations.

In addition, the Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm the firm’s independence from the Company and its management. The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding its independence as required by the PCAOB’s applicable requirements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2019, as filed with the SEC. The Audit Committee also has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

Nick S. Cyprus (Chair)

Bruce G. Goodman

Arnold Ursaner

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ITEM 2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP

ITEM 2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The members of our Audit Committee and our Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the Company and its shareholders.

In light of this, our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020. We are submitting the appointment of our independent registered public accounting firm for shareholder ratification at the Meeting, although we are not legally required to do so. If our shareholders do not ratify the appointment, our Audit Committee will reconsider whether to retain Ernst & Young LLP, but may still retain them. Even if the appointment is ratified, the Audit Committee may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. A representative of Ernst & Young LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

The Board will offer the following resolution at the Meeting:

RESOLVED, that the appointment by the Board of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for fiscal year 2020 be, and hereby is, ratified and approved.

Your Board recommends that you vote FOR this item. Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this item.

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ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our 2019 Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC under Section 14A of the Exchange Act. At our 2017 Annual Meeting, our shareholders approved holding these Say-on-Pay advisory votes annually, and the Board has adopted a policy of holding Say-on-Pay advisory votes on an annual basis. Following the Say-on-Pay advisory vote at this year’s Meeting, the next Say-on-Pay advisory vote will be held at the Annual Meeting of Shareholders held in 2021.

We were pleased that 87% of shareholder votes cast on the Say-on-Pay proposal at the 2019 Annual Meeting were cast in favor of our executive compensation program for fiscal year 2018. We have made concerted efforts over the last five years to better align our executive compensation levels with our financial and stock price performance. To that end, the significant changes implemented last year better align our compensation program to the expectations voiced by our shareholders. As our business evolves, we will continue the process of engaging with our shareholders on matters of corporate governance and compensation program design.

The Compensation Committee continuously evaluates how best to structure its compensation programs to ensure that our executive officers are being appropriately and competitively compensated while also maintaining compensation levels commensurate with our financial performance. Considering the positive changes that have been implemented in recent years, we believe that our executive compensation program for fiscal year 2019 is competitive and provides an appropriate balance between risks and rewards. Accordingly, the Board will present the following resolution at the Meeting:

RESOLVED, that our shareholders approve, on an advisory basis, the executive compensation program for the 2019 Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Fiscal Year 2019 Summary Compensation Table and the related tables and narrative disclosures included in this Proxy Statement.

The vote on this resolution is not intended to address any specific element of compensation; rather, it relates to the overall total compensation of our 2019 Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any pointed vote against the 2019 Named Executive Officers’ compensation program, the Board and the Compensation Committee will evaluate what actions, if any, may be appropriate to address the concerns of our shareholders.

Your Board recommends that you vote FOR, on a non-binding, advisory basis, the compensation of our 2019 Named Executive Officers, as disclosed in this Proxy Statement, including the Fiscal Year 2019 Summary Compensation Table and the related tables and narrative disclosures included in this Proxy Statement.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Executive Summary

During fiscal year 2019, we made notable strides toward returning the Company to a profitable and growing business. Fiscal year 2019 also marked the Company’s first full fiscal year under the leadership of President & Chief Executive Officer Linda Perneau, whose significant industry experience helped propel our transformation strategy and move the Company toward meeting its strategic goals. Although there is more work to be done, we’ve made progress toward executing our business strategies and continue to reorganize and restructure our business and operations, invest in our service offerings, and upgrade our systems and processes. All along, we’ve remained focused on recruiting and retaining top talent within our leadership ranks and continue to be committed to emphasizing the link between the performance of our business and the compensation of our executives.

2019 Business Highlights.

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World Class Leadership. We continue to attract industry veterans for leadership roles across our organization as we began the deliberate process of transforming to a performance-based culture motivated to drive the Company’s performance forward.

◾	Maximizing Competitive Advantage. During fiscal year 2019, we structured a new sales engine with an emphasis on stabilized growth and expansion, continued to automate our internal processes and implemented significant organizational and process changes, including updates

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to our systems. We exited or de-emphasized less profitable and tangential businesses and put a greater emphasis on growing businesses with attractive margin profiles.

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Cost-Saving Initiatives. We reduced adjusted SG&A by $18.9 million and have since begun to implement a plan to transition certain back office functions to Arctern, a Volt company based in Bangalore, India. We expect this, combined with our continued strategic cost savings initiatives, to yield approximately $3 million in savings in 2020.

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Improved Financial Results. The cumulative effect of these changes has improved year-over-year financial performance in many areas, including a gross margin improvement of 50 basis points, operating income growth in all three business segments and our first positive full-year of adjusted EBITDA in 3 years.

Development of Performance Metrics in our 2019 Executive Compensation Program

◾	For fiscal year 2019, 100% of the formula for our executive AIP program was based on Company financial performance metrics intended to drive top line growth and improve profitability.

◾

Beginning in fiscal year 2018, the Compensation Committee incorporated performance-based restricted stock units as part of its LTI program for executive officers. The Compensation Committee implemented this performance-based award program after considering past feedback from certain shareholders and retained a performance-based restricted stock unit program for fiscal year 2019.

◾

As a result, the 2019 Named Executive Officers received 50% of their 2019 LTI award (granted in June 2019) in the form of performance-based restricted stock units (“PSUs”), with the remaining 50% granted in the form of time-based restricted stock units.

◾	Target total direct compensation for the 2019 Named Executive Officers, on average, was positioned below the 50th percentile of the Company’s 2019 peer group.

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2019 Target Pay Mix for our Chief Executive Officer

To align pay levels for our 2019 Named Executive Officers with the Company’s performance, our fiscal year 2019 compensation emphasizes performance-based initiatives. As an example, 75% of Ms. Perneau’s target total direct compensation (e.g., annual bonus and long-term equity incentives), was variable/“at-risk”:

2019 Advisory Vote on Executive Compensation and Continued Shareholder Engagement

Our Compensation Committee pays close attention to the views of our shareholders when making determinations regarding executive compensation matters. At the 2019 Annual Meeting, we held a “Say-on-Pay” advisory vote on the executive compensation program of the named executive officers for fiscal year 2018. We were pleased that 87% of shareholder votes cast for this Say-on-Pay advisory vote at the 2019 Annual Meeting were cast in favor of our executive compensation program for fiscal year 2018. Over the past five years, we have made concerted efforts to better align our executive compensation levels with our financial performance and will continue to consider new and different ways to enhance our executive compensation programs. To that end, the significant changes implemented last year better align our compensation program to the expectations voiced by our shareholders. Following this year’s shareholder advisory vote and as our business evolves, we will continue the process of engaging with our shareholders on matters of corporate governance and compensation program design.

Following the 2019 Annual Meeting, the Company continued discussions with shareholders, with the goal of better understanding investor concerns related to the Company’s performance and existing executive compensation program. Independent directors have engaged in ongoing shareholder dialogue, including with six of our largest shareholders (representing approximately 38% of common stock outstanding). An independent director has spoken directly with each such investor telephonically, and in most cases, on numerous occasions over an extended period of time. Our CEO also engages with shareholders on a regular basis. Relevant key themes that

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emerged during discussions with directors included: (1) need for continued alignment between pay and the Company’s performance in the executive compensation program, including ensuring compensation programs appropriately and adequately incentivize management, (2) concern regarding dilution from equity grants, and (3) stock price performance . Such concerns have been discussed at meetings of the Compensation Committee and the Board and remain top of mind as the Compensation Committee reviews the effectiveness of executive compensation programs and their alignment with shareholder views.

With respect to our pay for performance model, the Compensation Committee believes that its existing compensation programs are designed to align executive compensation with our Company’s performance. For example, this year, in respect of the performance levels achieved by the Company in fiscal 2019, our 2019 Named Executive Officers only earned an average of 32% of their target annual bonuses for 2019.

As noted above, during fiscal year 2019, the Compensation Committee approved grants of PSUs to our executive officers as part of its annual LTI program. As a result, the 2019 Named Executive Officers received 50% of their 2019 LTI award in the form of PSUs that vest if the Company achieves Adjusted EBITDA margin goals, with the remaining 50% granted in the form of restricted stock units that vest over a three-year period beginning on the grant date.

As noted above, the Compensation Committee also recently revised our existing annual incentive plan design to eliminate any individual performance factors and to remove a +/- 15% discretionary modifier from the AIP program. As a result, each executive officer’s AIP opportunity for fiscal year 2019 was based 100% on corporate financial performance metrics.

The Compensation Committee will consider the results from this year’s shareholder advisory vote in its ongoing evaluation of our executive compensation programs and practices.

Discussion of Fiscal Year 2019 Executive Compensation Program

In reviewing this executive compensation section, please note that the Company is a “smaller reporting company” as defined under applicable SEC rules and is permitted to include scaled disclosure with respect to certain executive compensation information otherwise required by Item 402 of Regulation S-K. However, the Company continues to include a fulsome explanation of our compensation programs and philosophies in line with our past disclosure practices.

The sections that follow below are intended to provide shareholders with a description of our executive compensation program(s), our compensation philosophy, the compensation decisions made under those programs, and the Compensation Committee’s considerations in making decisions with respect to such programs.

Our 2019 Named Executive Officers

The descriptions contained in this section focus on the compensation of our 2019 Named Executive Officers, who were:

◾	Linda Perneau, President and Chief Executive Officer

◾	Herbert Mueller, Senior Vice President and Chief Financial Officer

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◾	Nancy Avedissian, Senior Vice President, Chief Legal Officer & Corporate Secretary

◾	Lori Schultz, Senior Vice President and Chief Global Solutions Officer

◾	Paul Tomkins, former Senior Vice President and Chief Financial Officer

*	Mr. Tomkins separated from the Company effective August 23, 2019.

How Each Element of our Executive Compensation Program Works

Our executive compensation program for our 2019 Named Executive Officers consisted of the elements shown in the chart below. For 2019, the target total direct compensation for the 2019 Named Executive Officers was positioned below the 50th percentile of the Company’s 2019 peer group.

Element	Description	Why We Choose to Pay It

Base Salary	Fixed cash based on the executive’s past and potential future performance, scope of responsibilities, experience and competitive market practices	Provides certainty for a portion of compensation that is not at risk, and is generally unaffected by fluctuations in our performance

Annual Incentive Compensation	Potential cash bonus payment tied to meeting short-term, pre-established goals related to our financial performance	Motivates executives to achieve superior annual financial, operational and strategic performance

Restricted Stock Units	Restricted stock units vest annually in equal installments over a three-year period	Time-vested restricted stock units increase executive stock ownership and strengthen retention in both up and down markets

Performance Stock Units	Performance stock units granted in fiscal year 2019 vest based on the percentage of the Company’s “Adjusted EBITDA Margin”, as measured over each of fiscal years 2019, 2020 and 2021	Performance stock units directly align compensation with strategic goal of driving margins to industry standards

Base Salary

Base salary is the fixed component of our executives’ annual cash compensation. Base salaries for our 2019 Named Executive Officers in respect of fiscal year 2019 were primarily determined based on one or more of the following factors: (i) base salaries paid to similarly positioned executives within the Company and competitive market data for each role; (ii) the terms of any contractual arrangements; (iii) salaries paid historically; and (iv) personal performance as assessed by the CEO (for his/her direct reports) and the Compensation Committee.

Adjustments in base salary for our 2019 Named Executive Officers are discretionary. Ms. Perneau’s initial annual base salary of $550,000 was established at the time of her hire and was adjusted to $650,000 during fiscal year 2019 in connection with her transition to President and Chief Executive Officer.

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Annual Incentives

Our 2019 Named Executive Officers and other key employees are eligible to receive compensation in the form of cash-based annual bonuses under the AIP. Under the 2019 AIP, participants were eligible to earn bonuses based 100% on the Company’s achievement of pre-established financial performance goals (i.e., no individual performance goals or “subjective” factors were considered). Target annual bonus opportunities for our 2019 Named Executive Officers are set by the Compensation Committee at the beginning of each fiscal year and represent a percentage of the participant’s annual base salary. Each 2019 Named Executive Officer’s target annual bonus level is shown in the table below:

2019 Named Executive Officer	2019 Target Annual Bonus

Linda Perneau, President & Chief Executive Officer	100%

Herbert Mueller, Senior Vice President & Chief Financial Officer	80%

Nancy Avedissian, Senior Vice President, Chief Legal Officer and Corporate Secretary	50%

Lori Schultz, Senior Vice President and Chief Global Solutions Officer	60%

Summary of 2019 AIP Payouts

Based on the formula above, our current 2019 Named Executive Officers only earned an average of 32% of their target bonuses for 2019. Mr. Mueller’s target annual bonus was pro-rated based on his start date with the Company.

2019 Financial Performance Goals under the AIP

Performance Goals for 2019 Named Executive Officers (other than Ms. Schultz)

At the beginning of fiscal year 2019, the Compensation Committee established the financial performance goals applicable to the fiscal year 2019 performance period, which, for all of the 2019 Named Executive Officers other than Ms. Schultz, consisted solely of two, separately measured corporate financial goals: adjusted corporate operating income (weighted at 65%) and adjusted corporate revenue (weighted at 35%). The Compensation Committee determined that these two metrics were the most appropriate performance metrics against which to measure achievement of short-term financial performance.

Performance Goal (in 000s)(1)	Threshold (50% of Target Payout)	Target (100% of Target Payout)	Maximum (200% of Target Payout)

Corporate Adjusted Operating Income (65%)	$(3,271)	$500	$4,271

Corporate Adjusted Revenue (35%)	$1,029,638	$1,083,829	$1,138,020

(1)	Excluding adjustments as indicated below.

Given her transition to the role of Chief Global Solutions Officer during fiscal year 2019, Ms. Schultz’s AIP opportunity for fiscal year 2019 was based on divisional goals in respect of the period ending on June 24, 2019. Specifically, Ms. Schultz’s AIP opportunity in respect of this period was weighted 40% on adjusted business unit revenue achievement, 40% on gross margin achievement and 20% on adjusted corporate operating income. Following June 24, 2019,

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Ms. Schultz’s AIP opportunity was based on the same performance goals and weightings as the other 2019 Named Executive Officers.

Adjustments for Financial Performance Goals

The financial performance goals established for fiscal year 2019 (adjusted operating income, adjusted revenue and gross margin achievement) are calculated and reported on a “non-GAAP” basis, meaning these metrics were not calculated or reported in accordance with generally accepted accounting principles. In connection with its establishment of these goals, the Compensation Committee identified certain categories of unbudgeted items or unforeseen events that could be adjusted for in connection with its determination of the achievement of the 2019 financial performance goals following the end of fiscal year 2019 (the “Pre-Established Adjustment Categories”).

The Compensation Committee decided it was appropriate to apply certain of the Pre-Established Adjustment Categories to the financial performance goals in respect of fiscal year 2019. Such Pre-Established Adjustment Categories consisted of (i) restructuring charges including severance, lease terminations and related professional fees; (ii) charges for the impairment of goodwill or other intangible assets; (iii) expense associated with equity awards that are subject to variable accounting; (iv) changes in currency exchange rates; (v) legal settlements; (vi) costs associated with certain board-approved potential strategic initiatives or executive changes; (vii) impact of businesses exited; and (viii) unforeseen events.

The Compensation Committee reviewed the level of achievement of the 2019 financial performance goals against the applicable financial targets and determined the applicable percentage of achievement as follows:

Achievement of 2019 Financial Performance Goals

As shown in the table below, the results of the 2019 financial performance goals resulted in an average 32% achievement level of the target AIP payment for the 2019 Named Executive Officers who remained employed at the end of fiscal year 2019.

Performance Factor	Percentage of Achievement

Corporate Adjusted Operating Income	55%

Corporate Adjusted Revenue	0%

Gross Margin*	0%

Business Unit Adjusted Revenue*	0%

*	Gross Margin and Business Unit Adjusted Revenue only applied to Ms. Schultz’s 2019 AIP.

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The chart below illustrates 2019 AIP pay-for-performance alignment:

Named Executive Officer	Target Bonus (as Percentage of Base Salary)	Target Bonus Opportunity (in $)		Amount Paid	Amount Paid in respect of Financial Performance Goals (100%)	Percentage of Target Bonus Paid

Linda Perneau	100%	$650,000		$232,375	$232,375	35.8%

Herbert Mueller	80%	$69,865	*	$24,977	$24,977	35.8%

Nancy T. Avedissian	50%	$190,000		$67,925	$67,925	35.8%

Lori Schultz	60%	$208,699		$43,355	$43,355	20.8%

*	For Mr. Mueller, target bonus opportunity was pro-rated based on his start date with the Company.

AIP Payout for Former CFO

Pursuant to his employment agreement, Mr. Tomkins received a pro-rated bonus amount under the AIP, based on actual performance, and pro-rated for the number of days he was employed with the Company during the performance period.

Long-Term Incentives—Equity-Based Awards

Overview

For fiscal year 2019, each of the 2019 Named Executive Officers received long-term incentive compensation in the form of equity-based awards. We continued to use equity-based awards as the primary vehicle for delivering LTI awards because the value of equity-based awards is directly tied to our stock price at the time such awards are settled or paid to the participants. For this reason, the Compensation Committee strongly believes that equity-based awards foster a pay-for-performance culture.

Starting with grants made in June 2018, the Compensation Committee removed stock options as part of the LTI program. This design change was implemented to minimize the potential dilutive effect of long-term awards on our shareholders. For awards granted in June 2018 and June 2019, LTI awards to our 2019 Named Executive Officers were granted in the form of stock-settled time-based restricted stock units (“RSUs”) and PSUs, as described in more detail below. These units increase in value in tandem with our stock price, thereby incentivizing stockholder value creation over the longer-term.

Discussion of LTI Awards for 2019 (Restricted Stock Units and Performance-Based Stock Units)

As part of its ongoing effort to execute its pay-for-performance philosophy and enhance its existing performance-based compensation arrangements, the Compensation Committee introduced a performance-based element to its LTI program beginning in fiscal year 2018 and continued this practice for the LTI program for fiscal year 2019. The 2019 Named Executive Officers received 50% of their annual long-term incentive award granted in June 2019 in the form of Restricted Stock Units

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that vest ratably on each of the first three anniversaries of the grant date (subject to continued employment through each applicable vesting date), and the remaining 50% in the form of PSUs, as described below.

For each of fiscal years 2019, 2020 and 2021 (each, a “Performance Year”), award recipients may earn 1/3rd of the total number of PSUs granted (based on 100% of target level achievement) (each 1/3rd portion, a “Target Award”), up to a maximum of 150% of the Target Award, based on Adjusted EBITDA Margin goals established at grant and measured at the end of each Performance Year. Setting the maximum at 150% of the Target Award was a change from the 2018 LTI program which provided for a maximum award of 200% of the target award.

In respect of each Performance Year, 50% of the Target Award will be earned if the applicable threshold goal is achieved, 100% of the Target Award will be earned if the applicable target goal is achieved, and 150% of the Target Award will be earned if the applicable maximum goal is achieved. In order for any portion of a Target Award to be earned, the “threshold” level of achievement established for the applicable Performance Year must be achieved. Vesting of any earned portion of a Target Award is subject to the executive remaining employed by the Company through June 14th of the year immediately following the Performance Year to which such Target Award relates.

The Adjusted EBITDA Margin performance levels and corresponding vesting percentages in respect of the 2019 Target Award are summarized below:

Performance Level	Units Earned as % of Target	Adjusted EBITDA Margin

Below Threshold	0%	<0.4%

Threshold	50%	0.4%

Target	100%	0.5%

Max	150%	≥0.6%

The percentage of PSUs earned will be linearly interpolated for performance that falls between two points (i.e., between threshold and target level and between target and maximum level).

During fiscal year 2019, Ms. Perneau, Mr. Mueller, Ms. Avedissian, Ms. Schultz and Mr. Tomkins each received awards of PSUs and RSUs with aggregate target grant date values as follows: $1,300,000, $475,000, $225,000, $100,000 and $375,000, respectively. The Compensation Committee considered, among other things, the following factors when establishing the target value of the equity awards granted to our 2019 Named Executive Officers: (i) the executive’s role and responsibilities; (ii) retentive value with respect to existing executive officers; (iii) inducement value with respect to Mr. Mueller; (iv) target annual compensation for each executive officer; and (v) market practices compared to our fiscal year 2019 peer group. Mr. Tomkins’ unvested equity awards were forfeited upon his termination of employment.

The Compensation Committee generally makes annual equity-based grants each June, utilizing performance metrics established earlier in the year. However, the Compensation Committee retains the flexibility to make grants of equity-based awards at other times throughout the year as it determines appropriate (e.g., in connection with hiring a new executive).

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Results of 2018 Performance-Based RSU Awards for 2019 Performance Period

The Company’s 20-day average stock price as of June 14, 2019 was $4.31, representing 16.5% growth over the grant date stock price applicable to the performance-based RSUs granted during fiscal year 2018. This resulted in the performance-based RSUs eligible to vest in respect of the 2019 performance period vesting at 165% of target.

2019 Equity Incentive Plan

At the 2019 Annual Meeting, 97% of shareholder votes cast voted to approve the 2019 Equity Incentive Plan (the “2019 Plan”), which is the successor plan to the Company’s 2015 Equity Incentive Plan. All equity-based awards granted to our executive officers during fiscal year 2019 were granted under the 2019 Plan.

The 2019 Plan and the award agreements governing equity-based awards previously granted to our executive officers contain so-called “double trigger” vesting provisions, which generally means that the vesting of awards will not be accelerated upon a change in control of the Company if an acquirer replaces or substitutes outstanding awards, and such replaced or substituted awards will only vest to the extent a participant holding the replacement or substitute award is involuntarily terminated within two years following the change in control. If an acquirer does not replace or substitute outstanding awards in connection with such change in control in accordance with the requirements of the 2019 Plan, then the outstanding awards will fully vest in connection with the change in control (with any performance goals being deemed achieved at “target level”, except that vesting of awards eligible to vest in respect of any previously-completed performance periods will be based on actual achievement).

The award agreements applicable to outstanding, unvested equity-based awards under the 2019 Plan provide that unvested equity awards will be forfeited as a result of the executive’s termination of employment (other than in connection with certain involuntary termination events following a change in control, as described above).

How We Develop Our Executive Compensation Programs

Role of the Compensation Committee

The Compensation Committee generally meets in executive session without any member of management present when discussing compensation matters pertaining to our CEO, and with the CEO when discussing other named executive officers.

When making decisions with respect to the CEO, the Compensation Committee reviews and discusses the CEO’s performance and makes preliminary determinations about his or her compensation, including base salary, annual incentives and long-term incentive compensation. For other named executive officers, the CEO considers performance and makes individual recommendations to the Compensation Committee on base salary, annual incentives and long-term incentive compensation. The Compensation Committee then reviews, discusses and modifies, as appropriate, the compensation recommendations with the independent members of the Board and final compensation decisions are approved by the Compensation Committee or Board, as appropriate, after this discussion.

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For more information on the Compensation Committee’s role and responsibilities, please refer to the Compensation Committee’s charter available on the Corporate Governance section of our website at www.volt.com.

Role of Independent Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any compensation consultant, as well as any independent legal, financial or other advisors, as it deems necessary. For fiscal year 2019, the Compensation Committee continued to retain ClearBridge Compensation Group (“ClearBridge”) until August 2019, at which time it retained Pearl Meyer as its new independent compensation consultant. ClearBridge’s and Pearl Meyer’s respective roles during their respective tenures during fiscal year 2019 included:

◾	Reviewing management recommendations to ensure alignment with our business strategy and compensation objectives;

◾	Providing research, analyses and design expertise in developing executive and incentive compensation programs;

◾	Keeping the Compensation Committee apprised of executive compensation-related regulatory developments and market trends; and

◾

Attending Compensation Committee meetings to provide information and recommendations regarding our executive compensation program and communicating with the Compensation Committee between meetings, as appropriate.

The Compensation Committee evaluates annually the advisor’s independence from management, taking into consideration all relevant factors, including the six independence factors specified in the NYSE listing rules and applicable SEC requirements. The Compensation Committee reviewed the independence of ClearBridge and Pearl Meyer and concluded that each of them is independent and did not raise any conflicts of interest.

Role of our Compensation Peer Group

The Compensation Committee considers a study compiled by its compensation consultant of compensation packages for executives in an industry peer group, pulled from publicly filed documents of each member of the peer group. The compensation consultant identifies a group of staffing and services-related companies that are comparable in terms of business mix and revenue size, some of which are companies we compete with for talent and/or capital, and the Compensation Committee reviews, considers and approves the peer group.

The peer group of companies used as reference for fiscal year 2019 compensation decisions is listed below. This peer group is largely consistent with the peer group used in fiscal year 2018, except that, during fiscal year 2019, the Compensation Committee reviewed the peer group as part of its annual review process and removed CDI Corporation, as the company ceased to be a stand-alone public company.

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Our Fiscal Year 2019 Peer Group

AMN Healthcare Services Inc.	Manpower Group Inc.

Barrett Business Services Inc.	ASGN Incorporated

Cross Country Healthcare Inc.	TriNet Group Inc.

Hudson Global Inc.	TrueBlue Inc.

Insperity Inc.	Resources Connection Inc.

Kelly Services Inc.	TrueBlue Inc.

Kforce Inc.	Robert Half International Inc.

Consistent with the Compensation Committee’s philosophy and guiding principles for determining overall executive compensation, the Compensation Committee does not target any particular percentile at which to align compensation. However, the Compensation Committee uses the peer group median as one of many factors when making pay decisions. Our executive officers have a greater opportunity to benefit from their efforts, as a significant portion of their total compensation is delivered in the form of LTI awards. Given our current market capitalization is considerably lower than many companies in our peer group, LTI awards with Black-Scholes dollar values closer to our peer group median could be far more dilutive to our shareholders. However, if the Company’s financial performance improves, the potential for equity value is greater than with most of the companies in our peer group. Actual total compensation levels depend on a variety of factors, such as individual experience and performance.

Following the end of fiscal year 2019, based on the recommendations of Pearl Meyer, the Compensation Committee reviewed its peer group for fiscal year 2020 and made certain changes intended to better align the peer group with the company’s overall profile.

Role of our CEO in Determining Compensation

The CEO recommends to the Compensation Committee compensation levels for our other named executive officers and provides his or her perspectives. The individual in the role of CEO does not participate in or otherwise influence recommendations regarding his or her own compensation, although he or she does provide a self-assessment.

Employment Agreements

During fiscal year 2019, we were party to employment agreements with all of our 2019 Named Executive Officers. We utilize such arrangements in order to attract, motivate and retain high caliber talent. We are not party to any retention or so-called change-in-control agreements with any of our 2019 Named Executive Officers. None of the employment agreements with our 2019 Named Executive Officers contain tax gross-ups. A description of these agreements can be found in “Employment Agreements with 2019 Named Executive Officers.”

Clawback/Recoupment

Our employment agreements with the 2019 Named Executive Officers provide that we may recover compensation that is subject to recovery under, or required to be recovered by, applicable law, government regulation or stock exchange listing requirements, including the Sarbanes-Oxley Act of

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2002 or the Dodd-Frank Act of 2010. Further, the award agreements governing equity awards granted during fiscal years 2017, 2018 and 2019 provide for recoupment of those awards in accordance with applicable government regulation, stock exchange listing requirements, or other applicable law, or pursuant to any then-existing clawback policy of the Company.

Stock Ownership Guidelines

The Company maintains stock ownership and retention guidelines for our named executive officers pursuant to which such individuals are expected to attain minimum levels of stock ownership and retain portions of their equity holdings for a certain period of time. Individuals subject to these guidelines have until the fifth anniversary of the guideline’s adoption date to attain the requisite level of ownership. The target ownership level of Company stock is expressed as a multiple of base salary. Specifically, target ownership level is set at 5x base salary for the CEO and 1x base salary for all other named executive officers. Until the ownership threshold is achieved, individuals subject to the guidelines may only sell up to 50% of the net number of shares received after the sale or withholding of taxes in connection with the vesting or exercise of shares underlying such awards.

Hedging; Pledging

The Board has adopted a policy that prohibits hedging transactions and prohibits pledging transactions except in very limited circumstances. Pursuant to the policy, hedging is not permitted, and any officer, director or employee who wishes to pledge shares in accordance with the policy must obtain the prior approval of the Company’s Senior Vice President and Chief Legal Officer. This policy is included in the Company’s Insider Trading Policy, which is available on the “Corporate Governance” section of the Company’s website at www.volt.com.

Benefits

Our executive officers do not participate in any tax-qualified defined benefit plan sponsored by us. We do not provide our executives, including our 2019 Named Executive Officers, with a special or supplemental defined benefit pension or post-retirement health benefits. Our named executive officers receive health and welfare benefits under the same programs and are subject to the same eligibility requirements that apply to our employees generally.

Deferred Compensation Opportunity; Other Retirement Benefits

Our 2019 Named Executive Officers are eligible to participate in our 401(k) plan. We currently match 50% of the first 2% of eligible pay that employees contribute to the 401(k) plan. We also have a non-qualified deferred compensation and supplemental savings plan (the “DCP”) which our 2019 Named Executive Officers are eligible to participate in. The DCP was amended in June of 2016 to allow for participation by non-employee directors and to allow for the deferral of stock-settled restricted stock units. Beginning with compensation earned for fiscal year 2017, an employee may elect to defer a portion of base salary and cash bonuses, and may elect to defer all or any portion of his or her restricted stock units. A non-employee director may elect to defer all or any portion of cash retainer fees and may elect to defer all or any portion of his or her restricted stock units. Currently, none of our 2019 Named Executive Officers have elected to participate in the DCP.

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Perquisites

We do not provide our 2019 Named Executive Officers with excessive perquisites, and no tax gross-up payments were provided or promised in fiscal year 2019 in connection with any benefits provided to our employees. From time to time, the Company may provide certain benefits to its executive officers in order to attract and retain such executives, taking into account market practices. For example, during 2019, the Company agreed to provide Ms. Perneau with certain temporary housing expenses in connection with her hire, and provided her with a one-time payment to cover such expenses.

Other Compensation-Related Matters

Accounting for Share-Based Compensation

We account for share-based compensation including restricted stock, restricted stock units and stock option awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), Compensation-Stock Compensation.

Impact of Tax Treatment on Compensation—Section 162(m)

Prior to its amendment by the Tax Cuts and Jobs Act (the “TCJA”), which was enacted December 22, 2017, section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (“Section 162(m)”), disallowed a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” under Section 162(m) (generally, such company’s chief executive officer and its three other highest paid executive officers other than its chief financial officer). Prior to this amendment, there was an exception to this $1 million limitation for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate the exception for performance-based compensation, effective for taxable years following December 31, 2017, unless the amounts are payable pursuant to a written, binding contract established on or prior to November 2, 2017 that qualifies for transition relief under the TCJA. The $1 million compensation limit was also expanded to apply to a public company’s chief financial officer and apply to certain individuals who were covered employees in years other than the then-current taxable year.

As a matter of practice, the Compensation Committee considers the anticipated tax treatment to the Company in its review and establishment of compensation programs and awards. As a result of the Company’s historic tax position being such that a lack of compensation-related deduction was not expected to have a negative tax implication, the Company’s pre-existing compensation programs were not structured to qualify as performance-based compensation, and therefore none of the Company’s existing compensation arrangements are expected to qualify for transition relief under the TCJA. The Compensation Committee intends to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate, based on the goals of maintaining a competitive executive compensation system generally, motivating executives to achieve corporate performance objectives and increasing shareholder value.

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Compensation Risk Assessment

As in prior years, during fiscal year 2019, the Compensation Committee formally reviewed and considered its compensation policies and practices, including the elements of its executive compensation programs, to determine whether any portion of such compensation policies, practices or programs encourage excessive risk-taking behaviors that may have a material adverse effect on the Company. In connection with this review, the Compensation Committee reviewed its existing program features to identify which features either encourage excessive risk-taking or mitigate against excessive risk-taking. The Compensation Committee determined that its existing compensation practices and programs include various risk-mitigating controls, such as (i) including caps on annual incentive payout opportunities; (ii) only paying out incentive awards once the internal audit for the applicable fiscal year has been completed; and (iii) inclusion of robust stock ownership guidelines and holding requirements for certain executive officers. Based on the foregoing and in connection with the other aspects of its formal review process, the Compensation Committee does not believe that any risks that may arise from its compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Fiscal Year 2019 Executive Compensation

The following table provides information concerning the compensation of the 2019 Named Executive Officers for each of the fiscal years ended November 3, 2019 and October 28, 2018. The Company’s fiscal year ends on the Sunday nearest October 31st of each year.

FISCAL YEAR 2019 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $(1)	Bonuses $(2)	Stock Awards $(3)	Option Awards $(4)	Non-Equity Incentive Plan Compensation $(5)	All Other Compensation $(6)	Total $

Linda Perneau President, Chief Executive Officer & Director	2019	659,808	87,500	1,294,008	—	232,375	94,903	2,368,594
	2018	528,846	262,500	673,856	233,333	327,115	33,373	2,059,023

Herbert Mueller Senior Vice President & Chief Financial Officer	2019	86,539	—	375,000	—	24,977	621	487,137

Nancy T. Avedissian Senior Vice President, General Counsel & Corporate Secretary	2019	387,308	—	223,962	—	67,925	3,402	682,597
	2018	358,468	—	226,293	—	62,815	3,341	650,917

Lori Schultz, Senior Vice President and Chief Global Solutions Officer	2019	355,048	100,000	99,537	—	43,355	2,382	600,322

Paul Tomkins Former Senior Vice President & Chief Financial Officer	2019	443,365	—	375,000	—	82,011	738,185	1,638,561
	2018	413,461	—	377,158	—	94,172	3,341	888,132

(1)

Represents the amount of base salary paid to the 2019 Named Executive Officers during the relevant fiscal year. Mr. Tomkins’ salary represents payment through his last day on August 23, 2019. Mr. Mueller’s fiscal 2019 salary above represents his fiscal year 2019 base salary of $450,000, pro-rated for his start date with the Company.

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(2)

For fiscal year 2018, Ms. Perneau was awarded a new hire bonus as part of her agreement in the amount of $350,000. These payments were made quarterly on the three, six, nine and twelve-month anniversary of her hire date. Based on this schedule, through year-end 2018, three payments were made in the amount of $262,500, and one payment of $87,500 in fiscal year 2019. For fiscal year 2019 Ms. Schultz was awarded a new hire bonus as part of her agreement in the amount of $100,000. These payments were made quarterly throughout fiscal year 2019.

(3)

Amounts shown in the Stock Awards column reflect the aggregate grant date fair value of stock granted to our 2019 Named Executive Officers determined in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 14 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2019 filed on January 15, 2020. The grant date value for awards subject to performance conditions are shown based on the probable outcome of the applicable performance criteria as of the grant date. For a detailed explanation of the stock awards granted to our 2019 Named Executive Officers during fiscal year 2019, see the “Long-Term Incentives” discussion in the “Discussion of Fiscal Year 2019 Executive Compensation Program” section. Mr. Tomkins’ unvested equity awards were forfeited upon his termination of employment.

(4)

Amounts reported in the Option Awards column reflect the aggregate grant date fair value of the stock options determined in accordance with FASB ASC Topic 718, excluding the amount of estimated forfeitures. For a discussion of valuation assumptions, see Note 14 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2019 filed on January 15, 2020. None of our named executive officers, other than Ms. Perneau, received stock options in fiscal year 2018. For details regarding the stock options granted to our 2019 Named Executive Officers during fiscal year 2018, see the “Long-Term Incentives” discussion in the “Discussion of Fiscal Year 2019 Executive Compensation Program” section.

(5)

For fiscal year 2019, the amounts in this column reflect amounts earned by each 2019 Named Executive Officer under our AIP. For an explanation of how annual incentives were determined for fiscal year 2019, see the “Annual Incentives” section in the “Discussion of Fiscal Year 2019 Executive Compensation Program” section. Amounts earned in respect of performance achieved in a fiscal year are paid in a lump sum following the end of that fiscal year. Mr. Mueller’s AIP amount for 2019 reflects a pro-ration based on his start date with the Company.

(6)

Amounts for fiscal year 2019 consisted of (a) premiums under our group life insurance policy of $602 for each of Ms. Perneau, Mr. Tomkins, Ms. Avedissian, and Ms. Schultz and $102 for Mr. Mueller; (b) company contributions under our 401(k) plan in the amount of $2,800 for each of Ms. Perneau and Ms. Avedissian, $2,754 for Mr. Tomkins, $1,780 for Ms. Schultz and $519 for Mr. Mueller; (c) severance payments payout for Mr. Tomkins of $734,829, and a payment to compensate for housing expense and temporary housing costs for Ms. Perneau of $80,000 and $11,501, respectively.

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EXECUTIVE COMPENSATION

FISCAL YEAR 2019 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning shares of our common stock subject to unexercised stock options and equity incentive plan awards held as of November 3, 2019 by the 2019 Named Executive Officers:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price $	Option Expiration Date	Number of Shares or Units that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(11) $

Linda Perneau	44,394		88,787	(1)	—	4.10	3/1/2028	—		—
	—		—		—	—	—	18,970	(2)	58,048
	—		—		—	—	—	57,709	(3)	176,590
	—		—		—	—	—	55,209	(4)	168,936
								149,769	(4)	458,293
								149,770	(5)	458,296

Herbert Mueller								59,904	(12)	183,306
								59,904	(4)	183,306

Paul Tomkins	45,615	(6)	—	(6)	—	7.20	2/23/2020	—		—
	—		—		—	—	—	—		—
	48,090	(7)	—	(7)	—	6.06	2/23/2020	—		—
	—		—		—	—	—	—		—
	66,361	(8)	—	(8)	—	4.35	5/23/2020	—		—
	—		—		—	—	—	—		—
								—		—
								—		—

Nancy T. Avedissian	36,833	(9)	—	(9)	—	6.50	11/1/2026	—		—
	—		—		—	—	—	—		—
	39,817	(10)	19,908	(10)	—	4.35	6/14/2027
								4,098	(10)	12,540
	—		—		—	—	—	23,437	(3)	71,717
								22,423	(4)	68,617
								25,921	(4)	79,318
								25,922	(5)	79,231

Lori Schultz	—		—		—	—	—	21,715	(3)	66,448
								11,521	(5)	35,254
								11,520	(4)	35,251

(1)	These stock options were granted on March 1, 2018 and vest ratably on each of the first three anniversaries of December 4, 2017.

(2)	These restricted stock units were granted on March 1, 2018 and vest ratably on each of the first three anniversaries of December 4, 2017.

(3)

These restricted stock units were granted on June 14, 2018 and vest ratably on each of the first three anniversaries of the grant date. Each restricted stock unit represents a contingent right to receive one share of the registrant’s common stock or the cash value thereof, subject to a cap on any cash value received.

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(4)

Performance-based restricted stock units that are eligible to vest based on achievement of the applicable performance criteria at the end of the performance period. The performance units are eligible to vest and be settled 1/3 each year following the grant date based on certain stock price performance goals measured over the applicable performance period. At maximum level of achievement of the applicable stock price performance goal, up to 200% of the units granted are eligible to vest. Each performance unit represents a contingent right to receive one share of the registrant’s common stock or the cash value thereof, subject to a cap on any cash value received.

(5)	These restricted stock units were granted on June 14, 2019 and vest ratably on each of the first three anniversaries of the grant date.

(6)	In connection with his separation of employment, these stock options will remain exercisable until February 23, 2020.

(7)	In connection with his separation of employment, these stock options will remain exercisable until February 23, 2020.

(8)	In connection with his separation of employment, these stock options will remain exercisable until May 23, 2020.

(9)	Options and restricted stock units were granted on November 1, 2016 and vest ratably on each of the first three anniversaries of the grant date.

(10)	Options and restricted stock units were granted on June 14, 2017 and vest ratably on each of the first three anniversaries of the grant date.

(11)	Represents the number of units shown multiplied by the closing price of a share of common stock on the last trading day of the fiscal year.

(12)	These restricted stock units were granted on September 3, 2019 and vest ratably on each of the first three anniversaries of September 3, 2019.

Employment Agreements with 2019 Named Executive Officers

The descriptions below provide an overview summary of each current 2019 Named Executive Officer’s employment agreement with the Company as in effect during fiscal year 2019.

Linda Perneau

In connection with her appointment to the position of President and Chief Executive Officer, the Company and Ms. Perneau entered into an amended and restated employment agreement on December 4, 2018 (the “Employment Agreement”) to memorialize Ms. Perneau’s new role. Prior to entering into the current Employment Agreement, Ms. Perneau and the Company were party to an original employment agreement that was substantially similar to the current Employment Agreement and was entered into at the time of her hire.

The Employment Agreement memorialized Ms. Perneau’s fiscal year 2019 annual base salary of $650,000 and increased her target annual bonus from 80% to 100% of her annual base salary. During fiscal year 2018 and prior to her appointment as President and Chief Executive Officer, Ms. Perneau’s annual base salary was $550,000. Her original target annual bonus of 60% of her annual base salary was increased to 80% in connection with her appointment to interim President and Chief Executive Officer in June of 2018.

The Employment Agreement also provides that the Company will pay to Ms. Perneau $80,000 for purposes of Ms. Perneau’s housing. If Ms. Perneau’s employment with the Company terminates prior to December 4, 2019 for any reason other than by the Company without “Cause” or by Ms. Perneau for “Good Reason” (each as defined in the Employment Agreement), Ms. Perneau will be required to repay this amount to the Company.

If Ms. Perneau’s employment is terminated by the Company without Cause (other than for death or disability) or by Ms. Perneau for Good Reason, Ms. Perneau will be entitled to receive payment of (i) one year of her then-current annual base salary, payable in 12 monthly installments; (ii) a pro-rated portion of her annual bonus payable in respect of the year of termination, based on actual performance results for that year; (iii) any earned but unpaid annual bonus for the year prior to the

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EXECUTIVE COMPENSATION

year of termination; and (iv) certain costs associated with the payment of health benefits for 12 months following the termination date. Ms. Perneau’s receipt of the severance benefits described above is subject to her execution of a valid release of claims and is conditioned on her compliance with the non-solicitation and confidentiality covenants contained in the Employment Agreement for the relevant period following her termination of employment for any reason.

Under the Employment Agreement, “Good Reason” means, without Ms. Perneau’s consent, (i) a material diminution in her base salary, other than a reduction in base salary that generally affects senior executives of the Company in substantially the same proportion, (ii) a material and adverse change to, or a material reduction of, Ms. Perneau’s duties and responsibilities to the Company, (iii) a relocation of Ms. Perneau’s principal place of employment by more than 50 miles from her principal place of employment as of the effective date of the Employment Agreement (other than to Orange, California), or (iv) the Company’s material breach of the Employment Agreement.

Herbert M. Mueller

We entered into an employment agreement with Mr. Mueller effective August 24, 2019. The employment agreement provides a base salary of $450,000 per annum and eligible to participate in our AIP with a target annual bonus equal to 80% of his annual based salary ($360,000). The employment agreement also provides that the Company will provide Mr. Mueller with an equity-based incentive award having grant date value of $375,000 pursuant to the Volt Information Sciences, Inc. 2019 Equity Incentive Plan.

Under the employment agreement, Mr. Mueller is eligible to receive a one-time cash award of $250,000 to address certain compensation foregone from his previous employer, with 50% to be paid in July 2020 and the remaining 50% to be paid in December 2020, subject to Mr. Mueller’s continued employment with the Company on the applicable payment dates.

If Mr. Mueller’s employment is terminated by the Company without “cause” or by Mr. Mueller for “good reason” (as such terms are defined in the employment agreement), Mr. Mueller would be entitled to receive payment of, (i) accrued compensation and benefits; (ii) two years of his then-current base salary, paid in 24 equal monthly installments; (iii) certain costs associated with the continuation of medical benefits for 12 months following his termination date; and (iv) payment of any earned but unpaid annual bonus for the year of termination, pro-rated for the number of days actually worked during the applicable fiscal year.

Receipt of such benefits is conditioned upon his execution of a general release. Upon termination of employment for any other reason, Mr. Mueller will be entitled under his employment agreement only to payment of his accrued but unpaid salary and any unused accrued vacation.

Mr. Mueller will be subject to the Company’s standard non-solicitation, confidentiality and non-disparagement covenants for one year following his termination of employment, regardless of the reason for termination.

For purposes of the employment agreement with Mr. Mueller, the following terms are defined generally as set forth below:

“Good Reason” is defined as (i) a material diminution in the executive’s base salary, unless such reduction is part of a general reduction applicable to substantially all senior executives of the

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EXECUTIVE COMPENSATION

Company; (ii) a material and adverse change to, or a material reduction of, executive’s duties and responsibilities to the Company; or (iii) the Company’s material breach of the employment agreement.

“Cause” is defined as (i) embezzlement by the executive; (ii) executive’s misappropriation of Company funds; (iii) executive’s conviction of, or plea of guilty or nolo contendere to, any felony, or any crime involving fraud, dishonesty or moral turpitude; (iv) executive’s commission of any violation of any antifraud provision of federal or state securities laws; (v) breach of executive’s fiduciary duties owed to the Company; (vi) executive’s material breach of the employment agreement; (vii) executive’s failure to perform his duties assigned by the Company or the Board; (viii) a material violation of any Company policy or procedure; or (ix) engaging in activities or conduct reasonably likely to impair the reputation, operations, etc. of the business of the Company, including publicly making disparaging or derogatory statements about the Company or engaging in conduct involving any immoral acts.

Nancy T. Avedissian

We entered into an employment agreement with Ms. Avedissian on September 21, 2016, effective October 24, 2016. During fiscal year 2019, Ms. Avedissian received an annual base salary of $380,000, and was eligible to participate in our AIP with a target annual bonus equal to 50% of her annual base salary.

If Ms. Avedissian’s employment is terminated by the Company without cause or by Ms. Avedissian’s for good reason (each as defined below), Ms. Avedissian would be entitled to receive payment of (i) one year of her then-current base salary, payable in 12 monthly installments; (ii) a pro-rated portion of her annual incentive award payable in respect of the year of termination, based on actual performance; (iii) payment of any earned but unpaid annual bonus for the year prior to the year of termination; and (iv) certain costs associated with the payment of medical benefits for 12 months following the termination date.

Ms. Avedissian’s receipt of the severance benefits described above is subject to her execution of a valid release of claims and is conditioned on her compliance with the and non-solicitation covenants contained in her employment agreement for one year following her termination of employment.

For purposes of the employment agreement with Ms. Avedissian, the following terms are defined generally as set forth below:

“Good Reason” is defined as (i) an aggregate reduction of 10% or more in executive’s base salary, unless such reduction is part of a general reduction applicable to substantially all senior executives of the Company; (ii) a relocation of executive’s principal work location of 50 miles or more; (iii) a material and adverse change to, or a material reduction of, executive’s duties and responsibilities to the Company; or (iv) the Company’s material breach of the employment agreement.

“Cause” is defined as (i) embezzlement by the executive; (ii) executive’s conviction of, or plea of guilty or nolo contendere to, any felony; (iii) executive’s commission of any act of dishonesty, deceit or fraud which causes economic harm to the Company; (iv) willful breach of executive’s fiduciary duties owed to the Company; (v) executive’s material breach of the employment agreement;

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EXECUTIVE COMPENSATION

(vi) executive’s willful failure to perform her duties; (vii) the executive’s material violation of Company policy, procedure, etc.; or (viii) engaging in activities or conduct reasonably likely to impair the reputation, operations, etc. of the business of the Company.

Lori Schultz

We entered into an amended and restated employment agreement with Ms. Schultz on June 25, 2019, in connection with her appointment as Chief Global Solutions Officer of Volt Information Sciences, Inc.

Pursuant to the Employment Agreement, Ms. Schultz’s base salary increased to $400,000 per year and she will be eligible to earn an annual target incentive bonus equal to 60% of her base salary upon the Company’s achievement of certain financial performance goals. Ms. Schultz also received a long-term equity incentive award consisting of 50% performance stock units and 50% restricted stock units, with a total grant date value of $100,000 (the “LTI Awards”). The LTI Awards are granted under the Company’s 2019 Equity Incentive Plan and will vest ratably on each of the first three anniversaries of June 14, 2019, subject to Ms. Schultz’s continued employment with the Company on each applicable vesting date and, with respect to the performance stock units, achievement of the applicable financial performance goals.

If Ms. Schultz’s employment is terminated by the Company without “cause,” or by Ms. Schultz for “good reason,” Ms. Schultz will be entitled to receive the following benefits from the Company: (i) her then-current base salary for a period of 12 months following the termination date, (ii) payment of a pro-rated annual bonus for the year of termination, subject to the achievement of the applicable performance goals, and (iii) an amount equal to the value of 12 months of COBRA payments. Receipt of such benefits by Ms. Schultz is conditioned upon her execution of a general release in favor of the Company. For a period of 12 months following the termination of her employment, Ms. Schultz will be subject to certain non-solicitation restrictions.

For purposes of the employment agreement with Ms. Schultz, the following terms are defined generally as set forth below:

“Good Reason” is defined as (i) an aggregate reduction of 10% or more in executive’s base salary, unless such reduction is part of a general reduction applicable to substantially all senior executives of the Company; (ii) a relocation of executive’s principal work location of 50 miles or more; (iii) a material and adverse change to, or a material reduction of, executive’s duties and responsibilities to the Company; or (iv) the Company’s material breach of the employment agreement.

“Cause” is defined as (i) embezzlement by the executive; (ii) executive’s conviction of, or plea of guilty or nolo contendere to, any felony; (iii) executive’s commission of any act of dishonesty, deceit or fraud which causes economic harm to the Company; (iv) willful breach of executive’s fiduciary duties owed to the Company; (v) executive’s material breach of the employment agreement; (vi) executive’s willful failure to perform her duties; (vii) the executive’s material violation of Company policy, procedure, etc.; or (viii) engaging in activities or conduct reasonably likely to impair the reputation, operations, etc. of the business of the Company.

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EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control as of November 3, 2019

The chart below quantifies the payments and benefits to which our 2019 Named Executive Officers would have been entitled to upon termination of employment or in connection with a change in control had either event occurred on November 3, 2019.

Name	Termination without Cause or for Good Reason ($)	Death or Disability ($)	Termination without Cause or for Good Reason in Connection with a Change in Control ($)(1)

Linda Perneau

Cash Severance(2)	650,000	—	650,000

Health Benefits	30,000	—	30,000

Stock Options(3)	—	—	—

Restricted Stock Units(4)	—	—	1,320,163

Total	680,000	—	2,000,163

Herbert M. Mueller

Cash Severance(2)	900,000	—	900,000

Health Benefits	30,000	—	30,000

Stock Options(3)	—	—	—

Restricted Stock Units(4)	—	—	366,612

Total	930,000	—	1,296,612

Nancy T. Avedissian

Cash Severance(2)	380,000	—	380,000

Health Benefits	30,000	—	30,000

Stock Options(3)	—	—	—

Restricted Stock Units(4)	—	—	311,423

Total	410,000	—	721,423

Lori Schultz

Cash Severance(2)	400,000	—	400,000

Health Benefits	30,000	—	30,000

Stock Options(3)	—	—	—

Restricted Stock Units(4)	—	—	136,953

Total	430,000	—	566,953

(1)

Assumes a change in control occurred on November 3, 2019 and that the applicable termination event occurs as of the same date. Also assumes that no “replacement awards” are provided to the award holders in connection with the change in control and that all unvested equity awards that are eligible to vest upon such event accelerate vesting.

(2)

For a description of how each executive’s cash severance amount would be calculated, please see the “Employment Agreements with 2019 Named Executive Officers” section in the “Discussion of Fiscal Year 2019 Executive Compensation Program” section.

(3)

Represents the intrinsic value of the acceleration of vesting of any stock options that vest upon the event. Intrinsic value is the difference between the exercise price of the stock option and the closing price of our common stock on the date the triggering event occurred, which was

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EXECUTIVE COMPENSATION

$3.06 on November 3, 2019 (the last trading day of the fiscal year). We used the closing price of our common stock on this date due to the fact that the last day of the 2019 fiscal year fell on a Sunday. In accordance with SEC guidelines, no amount is shown for any stock option the intrinsic value of which is $0 or less. At a stock price of $3.06, all of the stock options held by the named executive officers would be out of the money.

(4)

The acceleration value of restricted stock units and performance stock units is calculated as the closing price of our common stock on November 3, 2019, which was $3.06 multiplied by the number of units being accelerated. The number of units being accelerated assumes that the applicable performance goals were achieved at “target” level and assumes that the Compensation Committee waived the application of the “cap price” applicable to awards granted in June 2018.

Separation Agreement with Paul Tomkins

On September 11, 2019, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”), with Paul Tomkins, our former Senior Vice President and Chief Financial Officer. Mr. Tomkins resigned from such position effective as of August 23, 2019, but remained an employee of the Company through November 11, 2019. Pursuant to the Separation Agreement and in accordance with his separation package set forth in his employment agreement, Mr. Tomkins received the following severance benefits: (i) continued payment of his annual base salary for 12 months following his separation date, (ii) a pro-rated AIP award for the year of his termination, based on actual performance during fiscal year 2019, (iii) payment of an incentive amount equal to $282,750, (iv) reimbursement for the costs of certain medical benefits over a period of twelve months and (v) a portion of his vested stock options will remain exercisable for a period of 9 months following his termination. Mr. Tomkins’ receipt of these benefits was subject to his execution of an effective release of claims against the company. Mr. Tomkins will remain subject to the restrictive covenants set forth in his employment agreement.

2019 Director Compensation

As reflected in the table below, each director of the Company who was not an officer or employee of the Company received a director’s fee at an annual rate of $60,000, and was reimbursed for reasonable out-of-pocket expenses related to his or her services. The Chairman of the Board received an additional $60,000 fee per annum. The Chairs of each of the Audit Committee, the Compensation Committee and the Nominating/Governance Committee each received an additional $20,000, $15,000 and $10,000 per annum, respectively. In addition, any non-employee director who also serves as a member of any committee (in a role other than Chair) will receive an additional payment of $5,000, provided that each non-employee director is only eligible to receive one such $5,000 payment per year.

In addition to the cash compensation described above, our directors also receive an annual grant of stock awards with a grant date value of approximately $75,000 time-based restricted stock units, which vest on the one year anniversary of the grant date.

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DIRECTOR COMPENSATION

Beginning with amounts earned by members of our Board in respect of fiscal year 2017, each member of our Board had the option of deferring certain portions of his or her compensation pursuant to our DCP described in the “Discussion of Fiscal Year 2019 Executive Compensation Program” section.

Name	Fees Earned	Stock Awards(1)	Total

Celia Brown	$39,560	$74,654	$114,214

Nick S. Cyprus	102,692	74,654	177,346

Bruce G. Goodman	75,000	74,654	149,654

William J. Grubbs	107,308	74,654	181,962

Dana Messina(2)	32,857	—	32,857

Laurie Siegel	40,440	—	40,440

Arnold Ursaner(2)	65,000	74,654	139,654

	$462,857	$373,270	$836,127

(1)

On June 14, 2019, the Directors were awarded 17,281 shares of the Company’s common stock, which will vest on the first anniversary of the grant date, under the Company’s 2019 Incentive Stock Plan. The amount shown in the stock award column aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 14 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2019 filed on January 15, 2020. As of November 3rd, 2019, each non-employee director held 17,281 unvested restricted stock units.

(2)	These directors elected to defer receipt of their fees earned in respect of fiscal year 2019.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Review of Transactions with Related Persons

The Board has adopted a written policy regarding the review and approval of transactions involving certain persons that SEC regulations require to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, the executive officers, nominees for director and beneficial owners of 5% or more of our common stock. Under the written policy, the Audit Committee is responsible for reviewing and approving any related person transactions, and will consider factors it deems appropriate including:

◾	whether the transaction is on terms no more favorable than terms generally available to an unrelated third party under the same or similar circumstances;

◾	the benefits to the Company; and

◾	the extent of the related person’s interest in the transaction.

There are no material interests, direct or indirect, of any other director nominee or any of the current directors, executive officers, or any shareholder who beneficially owns, directly or indirectly, more than 5% of the outstanding common shares, or immediate family members of such persons, in any transaction during fiscal year 2019, or in any proposed transaction, in which the amount involved exceeded $120,000.

Director Independence; Executive Sessions of the Board

The Board has determined that directors Bruce G. Goodman, William J. Grubbs, Nick S. Cyprus, Arnold Ursaner, and Celia Brown meet the current independence requirements under the applicable rules of the SEC and listing standards of the NYSE American. The Board made these determinations based primarily upon a review of the responses of directors and director nominees to questions in a director and officer questionnaire regarding employment and compensation history, affiliations and family and other relationships and on discussions with them. The Board determined that there were no material relationships between any of such persons and the Company that could interfere with the exercise of any such person’s independent judgment and that each meets the current independence requirements applicable to independent directors under the applicable listing standards of the NYSE American.

As of the Company’s 2019 Annual Meeting, director Bruce G. Goodman met all applicable independence requirements of the SEC and listing standards of the NYSE American. Mr. Goodman is a 3.53% shareholder of the Company and his directorship brings a welcome perspective to the Board as a significant shareholder representative.

The non-management directors have held executive sessions. In accordance with the listing standards of the NYSE American, these sessions are intended to promote open discussion among non-management directors.

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PRINCIPAL ACCOUNTING FEES AND SERVICES

PRINCIPAL ACCOUNTING FEES AND SERVICES

Our Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal years ended November 3, 2019, October 28, 2018, and October 29, 2017. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. We incurred the following fees to Ernst & Young LLP for fiscal years 2019, 2018 and 2017 (in thousands):

	Fiscal Year 2019	Fiscal Year 2018	Fiscal Year 2017

Audit Fees	$1,290	$1,592	$2,679

Audit-Related Fees	—	—	—

Tax Fees	—	—	—

All Other Fees	—	—	—

Total	$1,290	$1,592	$2,679

Audit fees are for professional services rendered for the audit of the annual financial statements and the review of interim financial statements included in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax fees include fees for services provided in connection with tax compliance, planning and reporting. All other fees represent fees for products and services other than the services described above.

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining Ernst & Young LLP’s independence and has determined that such services are compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policy

Pursuant to the Audit Committee’s pre-approval policy, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for us by our independent auditors. The Audit Committee may delegate pre-approval authority to one or more of its members, and such member or members must report all pre-approval decisions to the Audit Committee at its next scheduled meeting. All audit and non-audit services for fiscal years 2019, 2018 and 2017 were pre-approved by the Audit Committee.

Volt Information Sciences, Inc. 2020 Proxy Statement    |    51

ITEM 4. OTHER MATTERS

ITEM 4. OTHER MATTERS

The Board knows of no other matters that may properly be brought before the Meeting. However, if other matters should properly come before the Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

Linda Perneau

President, Chief Executive Officer and Director

52    |    Volt Information Sciences, Inc. 2020 Proxy Statement

VOLT INFORMATION SCIENCES, INC.

50 CHARLES LINDBERGH BOULEVARD

SUITE 206

UNIONDALE, NEW YORK 11553

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 20, 2020 for shares held directly and by 4:00 p.m. Eastern Time on April 16, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 20, 2020 for shares held directly and by 4:00 p.m. Eastern Time on April 16, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E94384-P33765                    KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VOLT INFORMATION SCIENCES, INC.				For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends you vote FOR the following:				All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors			☐	☐	☐

	Nominees

	01) Nick S. Cyprus	04)	Linda Perneau

	02) Bruce G. Goodman	05)	Arnold Ursaner

	03) William J. Grubbs	06)	Celia R. Brown

The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain

2.	Vote to ratify the appointment of Ernst & Young LLP as our independent Registered Public Accounting Firm for 2020.							☐	☐	☐

3.	Vote to approve, on a non-binding, advisory basis, the Company’s executive compensation.							☐	☐	☐

NOTE: This proxy, when properly executed, will be voted in the manner directed herein. Unless you withhold authority to vote for all or any one or more of the nominees in accordance with the instructions on this proxy, your signed proxy will be voted FOR the election of each of the six director nominees listed on this proxy card and described in the accompanying proxy statement. A plurality of votes cast at the Annual Meeting of Shareholders in person or by proxy is required for the election of each such nominee to serve as a director. A vote FOR a nominee or an abstention with respect to such nominee will be taken into account as a vote in favor of such nominee in determining whether the nominee has achieved a plurality of the votes cast at the Annual Meeting of Shareholders, while withholding authority with respect to any nominee will not be treated as a vote in favor of such nominee. In addition, unless you specify otherwise by voting AGAINST or ABSTAIN with respect to Proposals 2 and 3 (or if you make no specification), your signed proxy will be voted FOR Proposals 2 and 3 listed on this proxy card and described in the accompanying proxy statement. The affirmative vote of a majority of votes cast at the meeting in person or by proxy is required to approve each of Proposals 2 and 3 listed on this proxy card and described in the accompanying proxy statement.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

Volt Information Sciences, Inc.

2020 Annual Meeting of Shareholders

Tuesday, April 21, 2020 at 10:30 a.m. (PDT)

If you wish to attend the Annual Meeting of Shareholders in person, please present this admission ticket and valid picture identification at the door for admission. For safety and security reasons, cameras, large bags, briefcases, packages, recording equipment and other electronic devices will not be permitted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E94385-P33765

Volt Information Sciences, Inc.

Proxy Card Solicited on Behalf of the Board of Directors

The undersigned appoints Linda Perneau and Herb Mueller, and each of them, proxies with full power of substitution, to vote the shares of stock of Volt Information Sciences, Inc. (the “Company”), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at 2401 N. Glassell Street, Orange, CA 92865 on Tuesday, April 21, 2020, at 10:30 a.m. (PDT), and any adjournment thereof.

Volt Information Sciences’ employees. If you are a current or former employee of the Company, this card also provides voting instructions for shares held in the Volt Information Sciences, Inc. Savings Plan (the “Plan”). If you are a participant and have shares of common stock of the Company allocated to your account under the Plan, you have the right to direct Charles Schwab Bank, the Trustee of the Plan (the “Trustee”), to vote the shares held in your account. The Trustee will vote allocated shares for which no direction is received and unallocated shares, if any (together “Undirected Shares”), in the same proportion as the shares for which direction is received, subject to the Plan documents. The tabulator must receive your instructions by 4:00 p.m. (EDT) on Thursday, April 16, 2020 in order to communicate your instructions to the Trustee, who will then vote all the shares of common stock of the Company which are credited to the undersigned’s account as of February 26, 2020. Under the Plan, you are a “named fiduciary” for the purpose of voting shares in your account and your proportionate share of the Undirected Shares. This means that you have ultimate authority to control the manner in which the shares are voted. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the Trustee to vote these shares, in person or by proxy, as designated herein, at the Annual Meeting of Shareholders.

Continued and to be signed on reverse side